     As filed with the Securities and Exchange Commission on January 8, 1997
                            Registration No. 333-9761

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                -----------------

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                           SUPERIOR SUPPLEMENTS, INC.
                 (Name of small business issuer in its charter)

       Delaware                        2833                      11-3320172
------------------------   ----------------------------      -------------------
(State or other juris-     (Primary Standard Industrial       (I.R.S. Employer
diction of organization)      Classification Code No.)       Identification No.)

                                 270 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 231-0783
                          (Address and telephone number
         of principal executive offices and principal place of business)

                                Lawrence D. Simon
                                    President
                                 270 Oser Avenue
                            Hauppauge, New York 11788
                                 (516) 231-0783
            (Name, address and telephone number of agent for service)

                                   Copies to:

Steven F. Wasserman, Esq.                               Steven A. Morse, Esq.
Bernstein & Wasserman, LLP                              Lester Morse, P.C.
950 Third Avenue                                        111 Great Neck Road
New York, NY  10022                                     Great Neck, NY  11021
(212) 826-0730                                          (516) 487-1446
(212) 371-4730 (Fax)                                    (516) 487-1452 (Fax)

         Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: | X |

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                              continued overleaf

                        CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be      Amount to be      Proposed Maximum        Proposed Maximum       Amount of Registration
               Registered                    Registered (1)   Offering Price Per   Aggregate Offering Price            Fee
                                                                 Security (2)
Common Stock, par value $.0001 per
share(3)                                       575,000           $6.00                   $3,450,000                $1,189.66

Underwriters' Option to purchase shares of
Common Stock(4)                                50,000            $.001                       $50.00                    $0.02

Common Stock, par value $.0001 per
share, underlying Underwriters' Option         50,000            $9.90                     $495,000                  $170.69

Selling Securityholders

Class A Warrants issuable upon conversion
of the Convertible Bridge Notes(5)            1,000,000          $0.10                     $100,000                   $34.48

Common Stock, par value $.0001 per
share, underlying Class A Warrants
issuable upon conversion of the Convertible
Bridge Notes(6)                               1,000,000          $5.25                   $5,250,000                $1,810.34

Common Stock, par value $.0001 per share
(7)                                           2,000,000          $6.00                  $12,000,000                $4,137.93

Class A Warrants (8)                          2,000,000          $0.10                     $200,000                   $68.97

Common Stock, par value $.0001 per share
underlying Class A Warrants held by
Selling Securityholder                        2,000,000          $5.25                  $10,500,000                $3,620.69

Total                                                                                                             $11,032.78
Amount previously paid                                                                                            $11,404.83
                                                                                                                   ---------
Total Amount Due                                -----            ------                 $31,995,050                    $0


(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Act"), this Registration Statement covers such additional indeterminate number of shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in the Underwriters' Option. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

(2)      Estimated solely for purposes of calculating registration fee.


(3) Includes 75,000 shares of Common Stock subject to the Underwriters' over-allotment option (the "Over-Allotment Option").

(4) The Underwriters' option entitles the Underwriters to purchase up to 50,000 shares of Common Stock at 165% of the offering price (the "Underwriters' Option").

(5) Represents the resale of 1,000,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") issuable upon conversion of the Convertible Bridge Notes. The Class A Warrants are exercisable over a four (4) year period commencing one (1) year following the effective date of this Offering into one (1) share of Common Stock per Class A Warrant at an exercise price of $5.25 per share.

(6) The number of shares of Common Stock specified is the number which may be acquired upon exercise of the Class A Redeemable Common Stock Purchase Warrants ("Class A Warrants") at the maximum exercise price thereof.

(7) Represents the resale of shares of Common Stock held by one of the Selling Securityholders.

(8) Represents the resale of Class A Warrants held by one of the Selling Securityholders.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                           SUPERIOR SUPPLEMENTS, INC.

                              CROSS REFERENCE SHEET
                     (Showing Location in the Prospectus of
                   Information Required by Items 1 through 23,
                             Part I, of Form SB-2)

         Item in Form SB-2                     Prospectus Caption
         -----------------                     ------------------

1.       Front of Registration
         Statement and Outside Front
         Cover of Prospectus................   Facing Page of Registration
                                               Statement; Outside Front
                                               Page of Prospectus
2.       Inside Front and Outside Back
         Cover Pages of Prospectus..........   Inside Front Cover Page of
                                               Prospectus; Outside Back Cover
                                               Page of Prospectus
3.       Summary Information and Risk
         Factors............................   Prospectus Summary; Risk Factors

4.       Use of Proceeds....................   Use of Proceeds

5.       Determination of Offering Price....   Outside Front Cover Page of
                                               Prospectus; Underwriting;
                                               Risk Factors

6.       Dilution...........................   Dilution; Risk Factors

7.       Selling Securityholders...........    Description of Securities;
                                               Selling Securityholders

8.       Plan of Distribution...............   Outside Front Cover Page of
                                               Prospectus; Risk Factors;
                                               Underwriting

9.       Legal Proceedings..................   Business-Litigation

10.      Directors, Executive Officers,
         Promoters and Control Persons......   Management

11.      Security Ownership of Certain
         Beneficial Owners and Management...   Principal Stockholders

         Item in Form SB-2                      Prospectus Caption
         -----------------                      ------------------


12.      Description of Securities..........    Description of Securities;
                                                Underwriting

13.      Interest of Named Experts and
         Counsel............................    Experts; Legal Matters

14.      Disclosure of Commission Position
         on Indemnification for
         Securities Act Liabilities.........    Underwriting; Certain
                                                Transactions

15.      Organization Within Last 5 Years...    Prospectus Summary; The Company;
                                                Business

16.      Description of Business............    Business; Risk Factors

17.      Management's Discussion and Analysis
         or Plan of Operation...............    Management's Discussion and
                                                Analysis of Financial Condition
                                                and Results of Operations

18.      Description of Property............    Business - Facilities

19.      Certain Relationships and
         Related Transactions...............    Certain Transactions

20.      Market for Common Equity and
         Related Stockholder Matters........    Outside Front Cover Page of
                                                Prospectus; Prospectus Summary;
                                                Description of Securities;
                                                Underwriting

21.      Executive Compensation.............    Management - Executive
                                                Compensation

22.      Financial Statements...............    Selected Financial Data;
                                                Financial Statements

23.      Changes in and Disagreements
         with Accountants on Accounting
         and Financial Disclosures..........                 *

--------------------
*        Omitted because Item is not applicable.

                                Explanatory Note

         This registration statement covers the primary offering ("Offering") of Common Stock by Superior Supplements, Inc. (the "Company") and the concurrent offering of securities by certain selling securityholders ("Selling Securityholders"). The Company is registering, under the primary prospectus ("Primary Prospectus"), 575,000 shares of Common Stock including 75,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option. The Company is registering on behalf of the Selling Securityholders, under an alternate prospectus ("Alternate Prospectus"), the resale of (i) (a) 2,000,000 shares of Common Stock, (b) 2,000,000 Class A Warrants, and (c) 2,000,000 shares of Common Stock issuable upon conversion of the Class A Warrants and (ii) (a) 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes (as hereinafter defined), and (b) 1,000,000 shares of Common Stock issuable upon conversion of those Class A Warrants. See "Bridge Financing." The Alternate Prospectus pages, which follow the Primary Prospectus, are to be combined with all of the sections contained in the Primary Prospectus, with the following exceptions: the front and back cover pages and the sections entitled "Concurrent Sales," "Selling Securityholders," and "Plan of Distribution." Such sections from the Alternate Prospectus pages will be added to the Primary Prospectus. The "Underwriting" section contained in the Primary Prospectus will not be included in the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus to "the Offering" or "this Offering" shall refer to the Company's Offering under the Primary Prospectus.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY STATE.


PROSPECTUS


                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1997


                           SUPERIOR SUPPLEMENTS, INC.

           500,000 Shares of Common Stock par value $.0001 per share,

                        Offering Price Per Share - $6.00

                                   -----------

         Superior Supplements, Inc., a Delaware corporation (the "Company" or "SSI") hereby offers 500,000 shares of common stock, par value $.0001 per share (the "Common Stock" and "Shares"). See "Description of Securities." The Risk Factor section begins on page 13 of this Prospectus.

         The Company has applied for inclusion of the Common Stock and the Class A Warrants on the NASD OTC Bulletin Board, under the symbols ______, and _____, respectively, although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation. See "Risk Factors - Lack of Prior Market for Common Stock and Class A Warrants; No Assurance of Public Trading Market" and "Penny Stock Regulations May Impose Certain Restrictions on Marketability of Securities."

         Prior to this Offering, there has been no public market for the Common Stock or the Class A Warrants. The price of the Shares, as well as the exercise price of the Class A Warrants, have been determined by negotiations between the Company and VTR Capital, Inc. ("VTR Capital" or the "Representative"), the representative of the underwriters of this Offering (the "Underwriters"), and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. The Representative may enter into arrangements with one or more broker-dealers to act as co-underwriters of this Offering. For additional information regarding the factors considered in determining the initial public offering price of the Shares and the exercise price of the Class A Warrants, see "Risk Factors - No Prior Public Market; Possible Volatility of Stock Price," "Description of Securities" and "Underwriting."

         The registration statement of which this Prospectus forms a part also covers the resale of (a) 1,000,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") issuable to certain bridge lenders (the "Bridge Lenders") in connection with the Company's recent bridge financings (the "Bridge Loans") and 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants and (b) (i) 2,000,000 shares of Common Stock, and (ii) (x) 2,000,000 Class A Warrants and (y) 2,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants, all of which are held by PMF, Inc. ("PMF"), a company wholly-owned and controlled by Barry Gersten. The Bridge Lenders and PMF are hereinafter collectively referred to as the "Selling Securityholders." The Class A Warrants shall be exercisable commencing one (1) year after the date hereof (the "Effective Date"). Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $5.25 per share during the four (4) year period commencing one (1) year from the Effective Date. The Class A Warrants are redeemable by the Company for $.05 per Warrant, at any time after ________ __, 1998, upon thirty (30) days' prior written notice, if the average closing price or bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the NASD OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $10.00 per share, for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending five (5) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Class A Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants. See "Description of Securities." Without taking into account the 3,000,000 shares of Common Stock issuable upon exercise of the 3,000,000 Class A Warrants held by PMF, PMF owned 85.7% of the outstanding shares of Common Stock of the Company prior to the Offering; the shares being registered on behalf of PMF constitute 57.1% of such outstanding shares prior to the Offering and 50% of the outstanding shares of Common Stock upon completion of the Offering. The Company will not receive any of the proceeds on the resale of the securities by the Selling Security holders. The resale of securities by the Selling Security holders is not being underwritten.

                          ---------------------------

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. FOR A DISCUSSION OF CERTAIN MATERIAL RISKS SEE "RISK FACTORS" BEGINNING ON PAGE 13 AND "DILUTION" BEGINNING ON PAGE 27.

                          ---------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
                     Price                                         Proceeds
                       To             Underwriting Discounts          To
                     Public             And Commissions (1)       Company (2)
--------------------------------------------------------------------------------

Per Share......      $6.00                 $0.60                  $5.40

Total (3)....        $3,000,000            $300,000               $2,700,000

--------------------------------------------------------------------------------


                      The date of this Prospectus is , 1997

                                   -----------

                                VTR CAPITAL, INC.
                               Investment Bankers

(Notes to Cover)

-----------

(1) Does not reflect additional compensation to be received by the Underwriters in the form of: (i) a non-accountable expense allowance of $90,000 ($103,500 if the Over-Allotment Option (as hereinafter defined) is exercised in full), (ii) a two (2) year financial advisory and investment banking agreement providing for fees of $72,000 payable in advance at the closing of this Offering, and (iii) an option to purchase 50,000 Shares at $9.90 per Share (the "Underwriters' Option"), exercisable for a period of four (4) years, commencing one (1) year from the effective date of this Offering. The Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Act"). See "Underwriting."

(2) Before deducting expenses of the Offering payable by the Company estimated at $587,000 including the Underwriters' non-accountable expense allowance and the financial advisory fee referred to in Footnote (1) (not assuming exercise of the Over-Allotment Option (as hereinafter defined), registration fees, transfer agent fees, NASD fees, Blue Sky filing fees and expenses, legal fees and expenses, and accounting fees and expenses. See "Use of Proceeds" and "Underwriting."


(3) Does not include 75,000 additional Shares to cover over-allotments which the Underwriters have an option to purchase for thirty (30) days from the date of this Prospectus at the initial public offering price, less the Underwriters' discount (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total price to the public, underwriting discounts and commissions and the estimated expenses including the Underwriters' non- accountable expense allowance will be $3,450,000, $345,000, and $600,500, respectively, and the total proceeds to the Company will be $2,504,500. See "Underwriting."

         The Shares are offered by the Underwriters on a "firm commitment" basis, when, as and if delivered to and accepted by the Underwriters, and subject to prior sale, allotment and withdrawal, modification of the offer with notice, receipt and acceptance by the Underwriters named herein and subject to their right to reject orders in whole or in part and to certain other conditions. It is expected that the delivery of the certificates representing the Common Stock and payment therefor will be made at the offices of the Representative on or about , 1997.

                              AVAILABLE INFORMATION

         The Company does not presently file reports and other information with the Securities and Exchange Commission (the "Commission"). However, following completion of this Offering, the Company intends to furnish its stockholders with annual reports containing audited financial statements examined and reported upon by its independent public accounting firm and such interim reports, in each case as it may determine to furnish or as may be required by law. After the effective date of this Offering, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith will file reports, proxy statements and other information with the Commission.

         Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Website on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis, and Retrieval System (EDGAR). Company has filed with the Commission a registration statement on Form SB-2 (herein together with all amendments and exhibits referred to as the "Registration Statement")

under the Act of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER- ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR THE CLASS A WARRANTS AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE NASD OTC BULLETIN BOARD OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         A SIGNIFICANT AMOUNT OF THE SHARES TO BE SOLD IN THIS OFFERING MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITERS WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES, OF WHICH THERE CAN NO ASSURANCE. SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE COMMON STOCK AND/OR THE CLASS A WARRANTS THROUGH AND/OR WITH THE UNDERWRITERS.

         ALTHOUGH THEY HAVE NO OBLIGATION TO DO SO, THE UNDERWRITERS

MAY FROM TIME TO TIME ACT AS MARKET MAKERS AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITERS, IF THEY PARTICIPATE IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE COMMON STOCK AND CLASS A WARRANTS. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITERS WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE UNDERWRITERS' PARTICIPATION IN SUCH MARKET. SEE "RISK FACTORS - LACK OF PRIOR MARKET FOR COMMON STOCK AND CLASS A WARRANTS; NO ASSURANCE OF PUBLIC TRADING MARKET." THE UNDERWRITERS MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME.

                               PROSPECTUS SUMMARY

         The following is a summary of certain information (including financial statements and notes thereto) contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein. In addition, unless otherwise indicated to the contrary, all information appearing herein does not give effect to (i) 75,000 shares of Common Stock issuable upon exercise of the Over-Allotment Option; (ii) 50,000 shares of Common Stock issuable upon exercise of the Underwriters' Option; (iii) 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants issuable upon conversion of Convertible Bridge Notes, (iv) 3,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants held by PMF, Inc.,a company wholly-owned and controlled by Barry Gersten, the founder of the Company, and
(v) employee stock options. See "Description of Securities," "Certain Transactions," "Underwriting," and "Management - Stock Option Plans and Agreements." Each prospective investor is urged to read this Prospectus in its entirety.

                                   THE COMPANY

         Superior Supplements, Inc., a Delaware corporation (the "Company" or "SSI"), was formed on April 24, 1996. The Company is engaged in the development, manufacture, marketing and sale of dietary supplements including vitamins, minerals, herbs and specialty nutritional supplements, in bulk tablet, capsule and powder form. The Company intends to manufacture a wide variety of products for companies which package and sell through many different channels of distribution, including health food, drug, convenience and mass market stores. Prior to the setting up of its manufacturing facility, the Company is operating as a wholesaler for these products maintaining sales relationships with PDK Labs Inc. and Compare Generiks, Inc. The Company has been using numerous supply sources to purchase products for resale until its manufacturing facility is completed. The Company has no commitments or formal arrangements with its suppliers. Manufacturing operations for tableting and encapsulating of single ingredient products commenced on October 1, 1996, although the manufacturing facility is not yet completed. The manufacturing facility is expected to be fully operational within sixty (60) days following the completion of the Offering hereby proposed.

         On May 14, 1996, the Company entered into a supply agreement with PDK Labs Inc. a New York corporation ("PDK"), pursuant to which the Company agreed to supply PDK with vitamins and dietary supplements manufactured to PDK's specifications in bulk tablet form for a three (3) year period, renewable for successive one (1) year periods thereafter. PDK agreed to purchase products having a minimum aggregate sales price of $2,500,000 per annum during the term of the agreement and to pay liquidated damages of $100,000 to the Company in the event PDK did not meet that minimum purchase requirement.

         Prior to the full commencement of manufacturing operations, the Company is operating as a wholesale supplier to PDK. All wholesale purchases made by PDK are to offset the minimum aggregate sales per annum under the Supply Agreement dated May 14, 1996.


         On May 31, 1996, the Company entered into an exclusive supply agreement with Compare Generiks, Inc., a Delaware corporation ("CGI"), pursuant to which the Company agreed to supply CGI with all of CGI's requirements for vitamins on an exclusive basis (other than any vitamins sold under the "Energex" trade mark or as part of the "Energex" product line) for a three (3) year period, renewable for successive one (1) year periods thereafter. CGI is a development stage company with limited revenues and a limited operating history. The Company's supply arrangements with PDK and CGI form the core of its current business.

         PDK supplies certain management and personnel to the Company and Reginald Spinello, one of the Company's directors, is also the Executive Vice President of PDK. In addition, one of the Company's directors, Daniel Durchslag is also a director of CGI. In addition, Reginald Spinello and Daniel Durchslag together with Lawrence Simon have voting power over more than fifty percent (50%) of the common stock and the preferred stock of the Company pursuant to a Voting Trust Agreement with PMF. See "Risk Factors - Conflicts of Interest" and "Business Conflicts of Interest".

         On May 1, 1996, the Company entered into a lease agreement with Park Associates, an unrelated party, for a forty thousand (40,000) square foot facility to be utilized for manufacturing, distribution and for its executive offices.

         Upon completion, the Company's manufacturing facility will have sixteen production machines consisting of twelve tablet presses and four encapsulating machines with a capacity of producing per annum, in excess of one billion two hundred million (1,200,000,000) tablets and capsules of various sizes and shapes. The Company will manufacture single ingredient herbal products and multi-ingredient vitamins in tablet and capsule form. Governmental approval of the manufacturing facility is not required. All manufacturing will be conducted in accordance with Good Manufacturing Practice Standards of the United States Food and Drug Administration and other applicable regulatory standards. The Company believes that the capacity of its manufacturing facility is adequate to meet the requirements of its current business and will be adequate to meet the requirements of anticipated increases in net sales.


         The Company was founded by Barry Gersten with the assistance of Lawrence Simon, with the intention of starting a manufacturing company. Messrs. Simon and Gersten developed the Company's business plan and subsequently negotiated the Company's supply agreements which form the core of its business.


         PMF, a company wholly owned and controlled by Barry Gersten, the Company's founder, maintains a passive investment interest in the Company and has granted a voting trust on the 5,000,000 shares of preferred stock held by PMF to three (3) of the Company's directors.


         The Company intends to use the proceeds from this Offering to repay certain of the Company's indebtedness, acquire additional manufacturing equipment, expand its marketing efforts, and for general working capital purposes. See "Use of Proceeds."

         The Company maintains its executive offices at 270 Oser Avenue, Hauppauge, New York 11788, telephone number (516) 231-0783.

         See "Risk Factors" for a discussion of certain factors that should be considered in evaluating the Company and its business.

                                  THE OFFERING

Securities Offered
  by the Company(1)..........  500,000 Shares of Common Stock at a price of
                               $6.00 per Share.  See "Description of
                               Securities."

Securities Outstanding Prior
  to the Offering:

  Common Stock...............  3,500,000 Shares
  Series A Preferred Stock...  5,000,000  Shares
  Class A Warrants...........  3,000,000 Warrants

Securities Outstanding
 Subsequent to
  the Offering(2):

Common Stock.................  4,000,000 Shares
Series A Preferred Stock.....  5,000,000 Shares
Class A Warrants.............  3,000,000 Warrants

Use of Proceeds..............  The net proceeds to the Company from the sale of the 500,000 Shares of Common Stock offered hereby, after deducting Offering expenses and the $72,000 financial advisory fee, are estimated to be $2,113,000. The net proceeds are expected to be applied for the following purposes: acquisition of machinery and equipment, marketing, repayment of certain indebtedness, and working capital. See "Use of Proceeds."

Risk Factors.................  Qualified Auditor's Report of Accountants;
                               Development Stage Enterprise; Limited Operating History, No Assurance that the Company will Successfully Implement Business; Dependence on Offering Proceeds; Possible Need for Additional Financing; Broad Discretion in Application of Proceeds by Management; Use of Offering Proceeds for Repayment of Debt; Possible Adverse Effect on the Market of Securities Eligible for Future Resale; Significant Industry Competition; Dilution; Equity Securities Sold Previously at Below Offering Price; Conflicts of Interest; Governmental Regulation; Dependence on PDK and CGI; Dependence on Key Personnel; Control by PMF; Limited Number of Management Personnel; Risks Attendant to Expansion;

                               Product Liability Risks; No Prior Public Market; Possible Volatility of Stock Price; Lack of Prior Market for Common Stock and Class A Warrants; No Assurance of Public Trading Market; Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants; Impact on Market of Warrant Exercise; Underwriters' Option; Possible Adverse Effects of Ownership of Preferred Stock by PMF; "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities; Redemption of Redeemable Warrants; No Dividends; Limitation on Director Liability; Shares Eligible for Future Sale May Adversely Affect the Market; Anti-Takeover Effect of General Corporation Law of Delaware; Inexperience of Representative. An investment in the securities offered hereby involves a high degree of risk and immediate substantial dilution of the book value of the Common Stock and should be considered only by persons who can afford the loss of their entire investment. See "Dilution" and "Risk Factors."

Proposed OTC Bulletin Board
 Symbols (3).............      Common Stock -
                               Class A Warrants -

-------------
 (1) Concurrently with this Offering, the Company is registering the resale of (i) (a) 2,000,000 shares of Common Stock, (b) 2,000,000 Class A Warrants, and (c) 2,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants on behalf of one of the Selling Securityholders, and (ii) (a) 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes, 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants. See "Selling Securityholders" and "Certain Transactions."

(2) Does not include (i) 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes, or (ii) 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants issuable upon conversion of the Convertible Bridge Notes, or (iii) 3,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants held by PMF, Inc., a company wholly-owned and controlled by Barry Gersten.

(3) Although the Company intends to apply for inclusion of the Common Stock and the Class A Warrants on the NASD OTC Bulletin Board, there can be no assurance that the Company's securities will be included for quotation, or if so included that the Company will be able to continue to meet the requirements for continued quotation, or that a public trading market will develop or that if such market develops, it will be sustained. See "Risk Factors - Lack of Prior Market for Common Stock and Class A Warrants; No Assurance of Public Trading Market."

                          SUMMARY FINANCIAL INFORMATION

         The selected financial data presented below for the Company's statement of operations for the period April 24, 1996 (Inception) to June 30, 1996 are derived from financial statements of the Company, which have been audited by Holtz Rubenstein & Co., LLP, independent accountants, whose reports are included elsewhere herein. The statement of operations data for the three months ended September 30, 1996 and cumulative during the development stage is derived from unaudited financial statements. The data set forth below should be read in conjunction with and is qualified in its entirety by the Company's financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. See "Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following summary financial information has been summarized from the Company's financial statements included elsewhere in this Prospectus. The information should be read in conjunction with the financial statements and the related notes thereto. See "Financial Statements."

SUMMARY STATEMENT OF OPERATIONS

                                        Period April 24, 1996           Three Months Ended        Cumulative During
                                    (Inception) to June 30, 1996        September 30, 1996        Development Stage
                                    ----------------------------        ------------------        -----------------

Revenues                                  $  857,398                       $  770,954              $1,628,352

Gross Profit                              $  119,358                       $  100,490              $  219,848

Operating Income (Loss)                   $   48,389                       $  (37,083)             $   11,306

Net Income(Loss)                          $   35,189                       $  (37,083)             $   (1,894)

Net Income(Loss)                          $      .01                       $     (.01)             $     (.01)
 Per Share (1)

Weighted Average
 Number of Common Shares
 Outstanding (1)                           3,500,000                        3,500,000               3,500,000


SUMMARY BALANCE SHEET DATA


                                                                                                    September 30, 1996
                                           June 30, 1996(1)            September 30, 1996(1)        as Adjusted (2)(3)
                                           ----------------            ---------------------        ------------------
Working Capital(Deficit)                   $      560                       $ (698,396)                 $1,586,604

Total Assets                               $2,565,537                       $3,165,703                  $5,150,703

Total Liabilities                          $1,285,448                       $1,946,597                  $1,646,597

Retained Earnings(Deficit)                 $   35,189                       $   (1,894)                 $   (1,894)

Stockholders'
  Equity                                   $1,280,089                       $1,219,106                  $3,504,106

(1) Does not include the sale of 500,000 shares of Common Stock offered hereby.

(2) Reflects initial application of net proceeds of the 500,000 shares of Common Stock offered hereby at the assumed initial public offering price of $6.00.

(3) Reflects an aggregate principal amount of $100,000 of the Bridge Loans converted into 1,000,000 Class A Warrants immediately after the effective date of this Offering.

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative and involves a high degree of risk and substantial dilution and should only be purchased by investors who can afford to lose their entire investment. Prospective purchasers, prior to making an investment, should carefully consider the following risks and speculative factors, as well as other information set forth elsewhere in this Prospectus, associated with this Offering, including the information contained in the Financial Statements herein.

         1. Qualified Auditor's Report of Accountants. As a result of the Company's current financial condition, the Company's independent auditors have qualified their report on the Company's financial statement for the period April 24, 1996 (inception) to June 30, 1996. The Company incurred a net loss of $37,083 for the three months ended September 30, 1996 and a cumulative net loss of $1,894 during the development stage of April 24, 1996 (inception) to September 30, 1996. The Company's independent auditor's report includes an explanatory paragraph stating that the Company is in the development stage, and the Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of securities to raise capital and the success of future operations. These uncertainties raise substantial doubt about its ability to continue as a going concern. There can be no assurance that the Company will not incur net losses in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business, " "Use of Proceeds, " and "Financial Statements and Notes."

         2. Development Stage Enterprise. The Company is a development stage enterprise that has devoted substantially all its efforts since inception to establishing its manufacturing facility and operating as a wholesaler for the products it intends to manufacture and only commenced manufacturing operations on October 1, 1996. The Company is dependent upon the proceeds of this Offering in order to fully establish its manufacturing operations. The likelihood of success must be considered in light of the problems, experiences, difficulties, complications and delays frequently encountered in various degrees in connection with the operation and development of new businesses. The Company must surmount a number of hurdles before it can properly commence manufacturing operations. The most significant of these are obtaining financing, which is expected to be satisfied through the Offering, the acquisition of additional manufacturing equipment and repaying indebtedness owed to the Bridge Lenders. See "Use of Proceeds." There can be no assurance that the Company will be able to complete all of these items in a timely manner, or at all, in order to allow the Company to fully commence manufacturing operations. See "Business."

         3. Limited Operating History, No Assurance that the Company will Successfully Implement Business. The Company was organized on April 24, 1996 and is in its early stage of development. The Company's core business consists of the supply agreements with PDK and CGI, although at the date of this Prospectus, almost 100% of the Company's revenues are received from PDK. The Company's prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by a small business in a highly competitive industry. As of September 30, 1996, the Company had stockholder's equity of $1,219,106 and working capital deficiency of $698,396. The Company's operating expenses can be expected to increase significantly as a result of the Company's start up of manufacturing operations and proposed expansion of distribution, marketing and sales efforts. Since the Company has a limited operating history as a separate corporation, it is impossible to determine whether its operations will be profitable or that it will ever generate sufficient revenues to meet its expenses and support its activities. Like any relatively new business enterprise operating in a specialized and intensely competitive market, the Company is subject to many business risks which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to distribute and sell enough products to generate sufficient revenues and continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," Use of Proceeds," "Certain Transactions" and "Financial Statements."

         4. Dependence on Offering Proceeds; Possible Need for Additional Financing. The Company's cash requirements will be significant. The Company is dependent on the proceeds from this Offering to generate cash for the acquisition of additional machinery, and expansion of its product lines and marketing efforts. The Company anticipates, based on its currently proposed plans, that the proceeds of this Offering, together with funds generated from operations, will be sufficient to satisfy its anticipated cash requirements for approximately twelve (12) months following the consummation of this Offering. In the event that these plans change, or the costs of development of operations prove greater than anticipated, the Company could be required to modify its operations, curtail its expansion or seek additional financing sooner than currently anticipated. The Company believes that its operations would be restricted absent expansion. The Company has no current arrangements with respect to such additional financing and there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See "Use Of Proceeds."

         5. Broad Discretion in Application of Proceeds by Management. While the Company presently intends to use the net proceeds of this Offering, as described in the "Use of Proceeds" section of this Prospectus, management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this Offering should a reappointment or redirection of the funds be determined to be in the best interest of the Company. Such a reappointment or redirection of the proceeds is not currently contemplated by the Company and would be triggered by events or circumstances that the Board of Directors determines in its business judgment require such change. The Company believes that it is imperative that the Company's management have such discretion over both the proceeds of this Offering as well as any proceeds received upon any exercise of the Class A Warrants in order to address changed circumstances and opportunities available to the Company in the future. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof. Pending use of such proceeds, the net proceeds of this Offering will be invested by the Company in short-term, low risk marketable securities. See "Use of Proceeds."

         6. Use of Offering Proceeds for Repayment of Debt. As described in the "Use of Proceeds" section of this Prospectus, 9.4% of the net proceeds of this Offering will be used to repay certain indebtedness of the Company. See "Use of Proceeds."

         7. Possible Adverse Effect on the Market of Securities Eligible for Future Resale. The registration statement of which this Prospectus forms a part covers the resale of 2,000,000 shares of Common Stock and 2,000,000 Class A Warrants (which are exercisable into 2,000,000 shares of Common Stock) owned by PMF, a company wholly-owned and controlled by Barry Gersten, an unrelated party. The shares being registered are not subject to any restriction on resale by the Company or the Representative, subject only to the Over-Allotment Option being exercised in full or terminated. As a result, those shares may be sold immediately after the Offering, subject only to the Over-Allotment Option being exercised in full or terminated. The Company has been advised by the Selling Securityholders that they have no present intentions regarding the timing and amount of sales of these shares.

         However, prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

         8. Significant Industry Competition. The market for dietary supplement products is highly competitive in each of the Company's existing and anticipated product lines and methods of distribution. Numerous manufacturers and distributors compete for customers throughout the United States and internationally in the "bulk" packaged dietary supplement industry, selling products to distributors who service health food, drug, convenience and mass market stores, companies that market a branded or generic line of products but do not manufacture these items ("repackagers"), and other manufacturers who "outsource" a portion of their needs to supplement their own capacities. Many of the Company's competitors are substantially larger and more experienced than the Company, have longer operating histories and have materially greater financial and other resources than the Company. Many of these competitors are private companies, and therefore, the Company cannot compare its revenues with respect to the sales volume of each competitor. The Company's significant competitors include Nature's Bounty and International Vitamin Corporation, both of whom have longer operating histories and materially greater financial and other resources than the Company (although, no implication is intended hereby regarding the Company's industry ranking in comparison to such competitors). There can be no assurance that the Company will be able to compete successfully with its more established and better capitalized competitors.

         9. Dilution; Equity Securities Sold Previously at Below Offering Price. Upon completion of this Offering assuming the conversion of the Convertible Bridge Notes into 1,000,000 Class A Warrants, assuming no exercise of the Over-Allotment Option, and without giving effect to the exercise of the Underwriters' Option, the net tangible book value per share of the Company's Common Stock will be $.84. At the initial public offering price of $6.00 per Share, investors in this Offering will experience an immediate dilution of approximately $5.16 or 86% in net tangible book value per share and existing investors will experience an increase of approximately $.53 per share. The exercise of the Class A Warrants held by PMF will result in future dilution to the public investors. See "Dilution." The present stockholders of the Company have acquired their respective equity interest at costs substantially below the public offering price. Accordingly, to the extent that the Company incurs losses, the public investors will bear a disproportionate risk of such losses.

         10. Conflicts of Interest. After this Offering, PMF, a company wholly-owned and controlled by Barry Gersten, will continue to own 75% of the Company's outstanding shares of Common Stock, 100% of the shares of Series A Preferred Stock of the Company, par value $.0001 per share (the "Series A Preferred Stock") and 100% of the Company's outstanding Class A Warrants. In addition, in June 1996, PMF made a loan of $200,000 to the Company pursuant to a promissory note. At present, PDK is a major customer of the Company, accounting for essentially all of the Company's total sales revenue and also supplies certain management and personnel to the Company. In addition, Reginald Spinello, one of the Company's Directors, holds a management position with PDK. Daniel Durchslag, one of the Company's Directors, is also a Director of CGI, a customer and stockholder of the Company. Reginald Spinello and Daniel Durchslag, together with Lawrence Simon, have voting power over more than fifty percent (50%) of the Common Stock and Preferred Stock of the Company pursuant to a voting trust agreement with PMF. It is anticipated that PDK will continue to purchase a significant percentage of the Company's products, at or near its minimum requirement of $2,500,000 per annum. As a result of these transactions the Company believes that the potential for conflicts of interest exist as follows:
(i) a conflict resulting from PMF's ownership interest and PMF's role as a creditor of the Company; (ii) a conflict resulting from the voting control over PMF's preferred stock to certain of the Company's directors who also hold board and management positions with two (2) of the Company's most significant customers and (iii) a conflict resulting from CGI's ownership interest and CGI's role as a customer of the Company. In circumstances where a conflict of interest exists, members of the Board of Directors who also hold a management position with PDK or are members of the CGI Board of Directors may be precluded from participating in corporate decisions. Although the Board of Directors of the

Company has not adopted any written policy on this matter, the General Corporation Law of the State of Delaware contains specific provisions governing such conflicts.

         11. Governmental Regulation. The processing, formulation, packaging, labeling and advertising of the Company's products are subject to regulation by one or more federal agencies, including the Food and Drug Administration ("FDA"), the Federal Trade Commission ("FTC"), the Consumer Product Safety Commission and the United States Department of Agriculture, as well as various agencies of the states and localities in which the Company's products are sold.

         The FTC regulates all advertising for food and over-the-counter drug products. The FDA, in particular, regulates the advertising, labeling and sales of prescription drugs and those vitamin and mineral supplements which the FDA determines are unapproved drugs or food additives rather than food supplements.

         Following the enactment of the Nutrition Labeling and Education Act of 1990 (the "NLEA"), the FDA, in November 1991, issued proposed regulations designed to amend its food labeling regulations, establish standards for nutrients and food components and establish procedures for FDA approval of health claim messages. Final regulations on dietary supplements were published on January 4, 1994, and became effective on July 1, 1995.

         On June 18, 1993, the FDA issued proposed regulations and on December 30, 1993 it adopted final regulations concerning the labeling of, and use of health claims on, dietary supplements. The regulations require, effective July 5, 1995, nutrition labeling on all dietary supplements and, effective July 1, 1994, prohibit the use of any health claim on a dietary supplement unless the supplement is consumed as a food, its components have been demonstrated to be safe, and the health claim is supported by significant scientific agreement and approved by the FDA. Presently, the FDA has approved only the use of health claims for calcium in connection with osteoporosis, and folic acid in connection with neural tube defects. Accordingly, most dietary supplements will be precluded from bearing most health claims. The Company cannot determine at this time the effect of the new regulations on its future operation although it believes they will not have a material adverse effect.

         On June 18, 1993, the FDA published an Advance Notice of Proposed Rulemaking ("ANPR") soliciting comments on the concept of the overall regulatory strategy to assure the safety of vitamins, minerals, herbs, amino acids and other supplements. This follows a study by an internal FDA committee on the current regulatory framework for dietary supplements and an FDA commissioned study by the Federation of American Societies for Experimental Biology ("FASEB") on the safety of amino acids. Although the internal FDA report has not yet been issued, agency representatives have indicated that it will include a recommendation that certain manufactured amino acids be available by prescription only. The FASEB report, published in September 1992, concluded that there was insufficient research and information on amino acids to allow them to assert that single or incomplete mixtures of amino acids were safe and, therefore, recommended that further research be conducted. The internal FDA report, issued in conjunction with the publication of the ANPR, contains recommendations concerning the possible regulation of dietary supplements by category, including the regulation of single and incomplete mixtures of amino acids either as drugs, "food additives" or "generally recognized as safe" substances with potencies low enough to ensure safety. The ANPR has requested input and comments form interested parties. Whether regulations will or will not be recommended and adopted and, if adopted, on what dietary supplements, is presently unclear. Implementation of an ANPR normally involves longer time periods than those cited above in connection with the proposed NLEA regulations. The legislation sponsored by the dietary supplement industry would impact the FDA's ability to issue and implement any such regulations. See "Business-Government Regulation" for a description of the legislation.

         The Company cannot determine what effect this proposed rule-making, or other governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. They could, however, require the reformulation of certain products to meet new standards, require the recall or discontinuance of certain products not capable of reformulation, or impose additional recordkeeping, expanded documentation of the properties of certain products, expanded or different labeling, and scientific substantiation. Any or all of such requirements could adversely affect the Company's operations and its financial condition. See "Business - Government Regulations."

         12. Dependence on PDK and CGI. The Company's core business consists of two supply agreements entered into by the Company and PDK and CGI, although at the date of this Prospectus, PDK accounts for essentially all of the total sales of the Company. There can be no assurance that PDK will maintain this volume of business with the Company or that CGI's volume of business will become substantial. Although the Company believes that other customers are available for the purchase of such products from the Company, there can be no assurance that the Company would be able to replace these customers, in the event either supply agreement is terminated. Even if the Company is able to develop alternative customer sources, there can be no assurance that it can do so without material delay or on a cost effective basis at prices similar to those paid by PDK or CGI. As a result, any interruption or discontinuance of supplies to PDK or CGI could result in considerable expense, delay the Company's operations, and have a material adverse effect on the Company.

         13. Dependence on Key Personnel. The Company is substantially dependent on the continued services of Lawrence D. Simon. The Company has entered into one
(1) year employment agreements with Mr. Simon. Should Mr. Simon not be able to continue as an officer of the Company, its prospects could be adversely affected and as a result the loss of this officer could materially adversely affect the Company's operations. The Company currently does not maintain key personnel life insurance for any of its employees. See "Management."


         14. Control by PMF; Voting Trust Agreement Granted to Certain Directors. Prior to this Offering, PMF, a company wholly-owned and controlled by Barry Gersten, owned 3,000,000 shares of the Company's issued and outstanding Common Stock, 5,000,000 shares of the Company's Preferred Stock, representing 94.12% of the Company's outstanding shares and 3,000,000 Class A Warrants. The principal business of PMF and Mr. Gersten is as a private investor. After this offering, PMF will own approximately 75% of the outstanding Common Stock and 100% of the outstanding Preferred Stock representing a combined percentage of the total combined vote after the Offering of 88.9%, and 100% of the outstanding Class A Warrants. See "Principal Stockholders." After the resale of securities by the Selling Securityholders, PMF will own approximately 25% of the outstanding Common Stock and 100% of the outstanding Preferred Stock representing a combined percentage of the total combined vote after both the Offering and said resale of 66.7%, and 33.3% of the outstanding Class A Warrants. Since holders of Common Stock do not have any cumulative voting rights and directors are elected by a majority vote, PMF is in a position to control the election of directors as well as the affairs of the Company. In the event PMF were to sell all of its shares of the Company's Common Stock, PMF would continue to own one hundred (100%) percent of the Preferred Stock, representing 55.6% of the voting shares of the Company, and would thereby be in a position to continue to control the election of directors and officers of the Company. However, PMF granted a voting trust over the Preferred Stock on May 1, 1996 for a period of five (5) years to Lawrence Simon, Reginald Spinello and Daniel Durchslag and, accordingly, PMF does not have actual control over the election of directors and officers of the Company. In addition, in the event PMF were to sell all of its shares of the Company's Common Stock, and if the resale of securities referred to above is completed, PMF would continue to own 100% of the outstanding Class A Warrants, which, if exercised, would mean that PMF would own a further 3,000,000 shares of the outstanding Common Stock representing 42.8% of the then outstanding Common Stock (assuming no exercise of any other Class A Warrants) and a combined percentage of the total combined vote of 66.7%. Such control could also preclude an unsolicited acquisition of the Company and consequently, adversely affect the market price of the Common Stock. See "Description of Securities."

         15. Limited Number of Management Personnel. There is currently only one
(1) executive officer of the Company. In addition, the Company is provided certain management and personnel relating to accounting and administrative functions by PDK. There is no written agreement relating to such services. Following this Offering, there can be no assurance that, if the Company grows, the current management team will be able to continue to properly manage the Company's affairs. Further, there can be no assurance that the Company will be able to identify additional qualified managers on terms economically feasible to the Company.

         16. Risks Attendant to Expansion. The Company intends to utilize a significant portion of the net proceeds of this Offering to expand its business. In this regard, the Company intends to allocate a significant portion of the proceeds to the acquisition of additional machinery, the expansion of its marketing efforts, and for general administrative costs. Many of the risks of expansion may be unforeseeable or beyond the control of management. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to generate sufficient revenue to continue as a going concern. See "Use Of Proceeds."

         17. Product Liability Risks. In view of the nature of its business, the Company is subject to the inherent risk of products liability claims in the event that, among other things, the use or ingestion of its products results in injury. Accordingly, currently the Company maintains product liability insurance as a named insured on each of its suppliers' policies. Upon completion of the Offering, the Company will purchase its own product liability insurance; however, there can be no assurance that existing or future insurance coverage will be sufficient to cover any possible product liability risks or that such insurance will continue to be available to the Company on economically feasible terms. See "Business - Product Liability Insurance."

         18. No Prior Public Market; Possible Volatility of Stock Price. Prior to this Offering, there has been no public market for the Common Stock or Class A Warrants. The initial public offering price of the Shares, as well as the exercise price for the Class A Warrants, was determined by negotiation between the Company and the Representative, and may not be indicative of the market price for such securities in the future, and does not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations of the Company or any other established criteria of value. Among the factors considered in determining the price of the Shares and the Class A Warrants were the history of and prospects for the industry in which the Company competes, estimates of the business potential of the Company, the present state of the development of the Company's business, the Company's financial condition, an assessment of the Company's management, the general condition of the securities markets at the time of this Offering, and the demand for similar securities of comparable companies. There is, however, no relationship whatsoever between the offering price of the Shares and the Class A Warrants and the Company's net worth, projected earnings, book value, or any other objective criteria of value on the other. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. See "Underwriting - Determination of Public Offering Price," "Description of Securities" and "Financial Statements."

         19. Lack of Prior Market for Common Stock and Class A Warrants; No Assurance of Public Trading Market. Prior to this Offering, no public trading market existed for the Common Stock and Class A Warrants. There can be no assurances that a public trading market for the Common Stock and Class A Warrants will develop or that a public trading market, if developed, will be sustained. Although the Company anticipates that upon completion of this Offering, the Common Stock and Class A Warrants will be eligible for inclusion on the NASD OTC Bulletin Board, no assurance can be given that the Common Stock and Class A Warrants will be listed on the NASD OTC Bulletin Board as of the Effective Date. Consequently, there can be no assurance that a regular trading market for the Common Stock and Class A Warrants, other than the pink sheets, will develop after the completion of this Offering. If a trading market does in fact develop for the Common Stock and Class A Warrants offered hereby, there can be no assurance that it will be maintained. If for any reason the Common Stock and Class A Warrants are not listed on the NASD OTC Bulletin Board or a public trading market does not develop, purchasers of the Common Stock and Class A Warrants may have difficulty in selling their securities should they desire to do so. In any event, because certain restrictions may be placed upon the sale of securities at prices under $5.00, unless such securities qualify for an exemption from the "penny stock" rules, such as a listing on The Nasdaq Small Cap Market, some brokerage firms will not effect transactions in the Company's securities and it is unlikely that any bank or financial institution will accept such securities as collateral, which could have an adverse effect in developing or sustaining any market for the Common Stock and Class A Warrants. See

"Risk Factors - Penny Stock Regulations May Impose Certain Restrictions on Marketability of Securities."

         Although it has no legal obligation to do so, the Underwriters from time to time may act as market makers and may otherwise effect and influence transactions in the Company's securities. However, there is no assurance that the Underwriters will continue to effect and influence transactions in the Company's securities. The prices and liquidity of the Company's securities may be significantly affected by the degree, if any, of the Underwriters' participation in the market. The Underwriters may voluntarily discontinue such participation at any time. Further, the market for, and liquidity of, the Company's securities may be adversely affected by the fact that a significant amount of the Shares may be sold to customers of the Underwriters.

         The Common Stock offered hereby will be traded in the over-the-counter market in what are commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the securities offered hereby. The above-described rules may materially adversely affect the liquidity of the market for the Company's securities. See "Underwriting."

         20. Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants. The Company will be able to issue the securities offered hereby, shares of its Common Stock upon the exercise of the Class A Warrants and Underwriters' Option only if (i) there is a current prospectus relating to the Common Stock issuable upon the exercise of the Class A Warrants under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required (i) anytime after nine (9) months subsequent to the Effective Date when any information contained in the prospectus is over sixteen
(16) months old, (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement, or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Company anticipates that this Registration Statement will remain effective for at least nine (9) months following the date of this Prospectus or until _______ __, 1997, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of Shares and Class A Warrants in a limited number of states, although certain exemptions under certain state securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Class A Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Class A Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such Warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements. See "Description of Securities."

         21. Impact on Market of Warrant Exercise. In the event of the exercise of a substantial number of Class A Warrants owned by PMF or, in the event of the conversion of the Convertible Bridge Notes owned by the Bridge Lenders within a reasonably short period of time after their right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities - Class A Warrants."

         22. Underwriters' Option. In connection with this Offering, the Company will sell to the Underwriters, for nominal consideration, an option to purchase 50,000 Shares of Common Stock (the "Underwriters' Option"). The Underwriters' Option will be exercisable commencing one year from the Effective Date of this Offering and ending four (4) years from such date, at an exercise price of $9.90 per Share subject to certain adjustments. The holders of the Underwriters' Option will have the opportunity to profit from a rise in the market price of the Common Stock, if any, without assuming the risk of ownership. The Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriters' Option is outstanding. At any time when the holders thereof might be expected to exercise them, the Company would probably be able to obtain additional capital on terms more favorable than those provided by the Underwriters' Option. See "Dilution" and "Underwriting."


         23. Possible Adverse Effects of Ownership of Preferred Stock by PMF. The Company's Certificate of Incorporation, as amended, authorizes the issuance of a maximum of 10,000,000 shares of Preferred Stock on terms that may be fixed by the Company's Board of Directors without further stockholder action. Prior to this Offering, 5,000,000 shares of Preferred Stock have been issued by the Company to PMF, a company wholly-owned and controlled by Barry Gersten, a unrelated party. Pursuant to the Certificate of Designation each share of stock possesses one vote on all matters upon which common shareholders are entitled to vote. Although the Preferred Stock does not possess any dividend rights, ownership of the Preferred Stock will continue to afford PMF voting control over the affairs of the Company since PMF will hold a majority of all outstanding voting shares of the Company. However, PMF granted a five (5) year voting trust over the Preferred Stock to Reginald Spinello, Daniel Durchslag and Lawrence Simon, commencing on May 1, 1996. Any transfer of the Preferred Stock by PMF could result in a change of control of the Company. See "Description of Securities--Preferred Stock."

         24. "Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define"penny stock" to be any security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Therefore, if either the market price of the common stock or warrants is less than $5.00 per security, then such security would fall within the definition of "penny stock." Since it is intended that the securities offered hereby will be authorized for quotation on the NASD OTC Bulletin Board, such securities will not be exempt from the definition of "penny stock." The Company's securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market and the price at which such purchasers can sell any such securities.


         25. Redemption of Redeemable Warrants. The Class A Warrants are subject to redemption by the Company, at any time, commencing one (1) year following the date of this Prospectus, at a price of $.05 per Warrant if the closing bid price for the Common Stock equals or exceeds $10.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption. In the event that the Warrants are called for redemption by the Company, Warrantholders will have thirty (30) days during which they may exercise their rights to purchase shares of Common Stock. If holders of the Warrants elect not to exercise them upon notice of redemption thereof, and the Warrants are subsequently redeemed prior to exercise, the holders thereof would lose the benefit of the difference between the market price of the underlying Common Stock as of such date and the exercise price of such Warrants, as well as any possible future price appreciation in the Common Stock. The Company does not intend to redeem the Class A Warrants at a time when a current prospectus is not in effect. As a result of an exercise of the Warrants, existing stockholders would be diluted and the market price of the Common Stock may be adversely affected. If a Warrantholder fails to exercise his rights under the Warrants prior to the date set for redemption, the Warrantholder will be entitled to receive only the redemption price, or $.05 per Warrant. In addition, the Warrants may only be exercised when a Prospectus is current and meets the requirements of Section 10 of the Securities Act of 1933. See "Description of Securities - Class A Warrants."

         26. No Dividends. The Company has not paid any dividends on its Common Stock since its inception and does not intend to pay dividends on its Common Stock in the foreseeable future. Any earnings which the Company may realize in the foreseeable future will be retained to finance the growth of the Company. See "Dividend Policy."

         27. Limitation on Director Liability. As permitted by Delaware corporation law, the Company's Certificate of Incorporation limits the liability of Directors to the Company or its stockholders to monetary damages for breach of a Director's fiduciary duty except for liability in certain instances. As a result of the Company's charter provision and Delaware law, stockholders may have a more limited right to recover against Directors for breach of their fiduciary duty other than as existed prior to the enactment of the law. See "Description of Securities - Limitation on Liability of Directors."

         28. Shares Eligible for Future Sale May Adversely Affect the Market. All of the Company's currently outstanding shares of Common Stock are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two (2) years may sell only an amount every three (3) months equal to the greater of (a) one percent (1%) of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four (4) calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three (3) years if there is adequate current public information available concerning the Company. It should be noted, however, that the Commission is currently considering changing the two (2) year holding period to one (1) year and the three (3) year holding period to two (2) years. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. Immediately prior to the Effective Date, the Company will have 3,500,000 shares of its Common Stock issued and outstanding, of which (i) 3,500,000 shares are "restricted securities", all of which are eligible for resale in April 1998 and (ii) 2,000,000 shares of which are being registered under the Registration Statement of which this Prospectus forms a part.

         Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Company's Common Stock in any market which may develop, and therefore, the ability of any investor to market his shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell their shares during a favorable movement in the market price of the Company's Common Stock which may have a depressive effect on its price per share. See "Description of Securities."

         29. Anti-Takeover Effect of General Corporation Law of Delaware. The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. As a result of Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions. See "Description of Securities."

         30. Inexperience of Representative. This is the ninth public offering underwritten by VTR Capital, Inc. There can be no assurance that the Representative's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Company's securities, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

                                 USE OF PROCEEDS

         The net proceeds to the Company from the sale of the 500,000 shares of Common Stock offered hereby, are estimated to be $2,113,000 (after deducting approximately $300,000 in underwriting discounts, other expenses of this Offering estimated to be $587,000, which includes the Underwriters' non-accountable expense allowance of $90,000, and a $72,000 financial consulting fee payable to the Representative at the closing) (but not considering any exercise of the Over-Allotment Option, or the Underwriters' Option). The Company based upon all currently available information, intends to utilize such proceeds approximately as follows:


                                                                  Approximate
                                                 Approximate      Percentage(%)
                                                 Amount of        of Net
                                                 Net Proceeds     Proceeds
                                                 ------------     -------------

      Acquisition of Additional Machinery(1)      $1,200,000         57.0%

      Expansion of Marketing(2)                   $  215,000         10.1%

      Repayment of Certain Indebtedness(3)        $  200,000          9.4%

      Working Capital(4)                          $  498,000         23.5%
                                                  ----------         -----
      Total...................                    $2,113,000          100%

----------
(1) The Company is acquiring additional tablet presses, encapsulating machines, blending equipment and laboratory instruments.
(2)      Attendance at trade shows and advertising in trade publications.
(3) Represents the cash repayment of Bridge Loans in the aggregate principal amount of $200,000. An additional aggregate principal amount of $100,000 of the Bridge Loans is automatically convertible into 1,000,000 Class A Warrants immediately after the effective date of this Offering. The Bridge Loans were made by two (2) unaffiliated parties. The Bridge Loans are due and payable upon the earlier of April 30, 1997 or the closing of the Company's initial public offering and bear interest at the rate of 8% per annum. The proceeds of the Bridge Loans were used for working capital and as a source of funds to pay expenses associated with this Offering. See "Bridge Financing." See "Certain Transactions."

(4) To be used for general operating and overhead expenses including the installation of a management information system ($50,000), establishing a network of brokers and manufacturers representatives ($10,000), hiring of additional administrative, sales, production and warehouse employees ($150,000) and the funding of raw material inventory.

         The amounts set forth above are estimates. Should a reapportionment or redirection of funds be determined to be in the best interests of the Company, the actual amount expended to finance any category of expenses may be increased or decreased by the Company's Board of Directors, at its discretion.

         The Company believes that the proceeds of this Offering will enable the Company to increase its annual revenues through the expansion of its business and customer base. As a result, the Company believes that the net proceeds of this Offering, together with increased revenues generated from operations, will be sufficient to conduct the Company's operations for at least twelve (12) months. The terms of the underwriting agreement between the Company and the Underwriters restrict the Company from entering into any acquisition or merger of the Company or obtaining additional capital financing, without the prior approval of the Representative, for the issuance of additional equity securities for a period of two (2) years, in either public or private offerings. The underwriting agreement does not prevent the Company from seeking bank financing although there can be no assurance that such financing will be available on commercially reasonable terms. See "Risk Factors - Dependence on Offering Proceeds; Possible Need for Additional Financing."

         To the extent that the Company's expenditures are less than projected and/or the proceeds of this Offering increase as a result of the exercise by the Underwriters of their Over-Allotment Option, the resulting balances will be retained and used for general working capital purposes. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, additional financing may be sought from other sources, such as debt financing from financial institutions, although there can be no assurance that such additional financing, if available, will be on terms acceptable to the Company. See "Risk Factors - Dependence on Offering Proceeds; Possible Need For Additional Financing." The net proceeds of this Offering that are not expended immediately may be deposited in interest bearing accounts, or invested in government obligations or certificates of deposit.

                                    DILUTION

         At September 30, 1996, the Company had outstanding an aggregate of 3,500,000 shares of Common Stock having an aggregate net tangible value of $1,089,019 or $.31 per share, based upon operating activity through September 30, 1996. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. The shares of capital stock described above do not include any securities subject to any outstanding warrants or options.

         After giving effect to (i) the conversion of an aggregate principal amount of $100,000 of bridge loans into 1,000,000 Class A Warrants immediately after the effective date of this Offering and (ii) the sale of 500,000 shares of Common Stock by the Company with net proceeds of $2,185,000 (without deducting the $72,000 financial advisory fee), the pro forma net tangible book value of the Common Stock would have been $3,374,019 or approximately $.84 per share. This represents an immediate increase in pro forma net tangible book value of $.53 per share to the present stockholders and an immediate dilution of $5.16 per share (86%) to the public purchasers. The following table illustrates the dilution which investors participating in this Offering will incur and the benefit to current stockholders as a result of this Offering:

Public offering price of Shares offered hereby (1)                         $6.00


         Net tangible book value
         per share ...................................   $.31

         Increase per share attributable
         to Shares offered hereby.....................   $.53

         Pro Forma net tangible book value
         per share after Offering(3)..................                      $.84

         Dilution of net tangible book
           value per share to purchasers
           in this Offering (2)(3)....................                     $5.16


-----------------------
(1) Before deduction of underwriting discounts, commissions, fees and Offering expenses.
(2) Assuming no exercise of the Over-Allotment Option, or the Underwriters' Option. See "Underwriting" and "Description of Securities."

(3) Assuming no exercise of the 1,000,000 Class A Warrants issuable in connection with the conversion of the Bridge Notes. Assuming no exercise of the 3,000,000 Class A Warrants held by PMF, a company wholly-owned and controlled by Barry Gersten. See "Selling Securityholders" and "Certain Transactions."

         The following table shows the number and percentage of shares of Common Stock purchased and acquired and the amount and percentage of consideration and average price per share paid by existing stockholders as of September 30, 1996 and to be paid by purchasers pursuant to this Offering (based upon the anticipated public offering price of $6.00 per share of Common Stock before deducting underwriting discounts and commissions and estimated Offering expenses).

                                    Shares of                       Aggregate
                                    Common           Percent        Cash              Percent of        Average
                                    Stock            of Equity      Consideration     Total Cash        Price Per
                                    Purchased        Owned          Paid              Consideration     Share
                                    ---------        ---------      -------------     -------------     ---------
New
 Stockholders                         500,000         12.5%         $3,000,000             69.7%          6.00

Existing
 Stockholders                       3,500,000         87.5%         $1,305,000(1)          30.3%           .37
-----------------------------------------------------------------------------------------------------------------
 TOTAL                              4,000,000         100%          $4,305,000              100%         $1.07


----------------

(1) Includes $1,150,000, the value of 200,000 shares of Common Stock of CGI received as part payment for 500,000 shares of Common Stock of the Company.

         The foregoing table gives effect to the sale of the Common Stock offered hereby but without giving effect to the exercise of the Underwriters' Option, or any securities issuable upon the exercise of the Over-Allotment Option or any outstanding options or warrants, including those held by the Bridge Lenders and PMF.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of September 30, 1996 and as adjusted gives effect to (i) the conversion of an aggregate principal amount of $100,000 of bridge loans into 1,000,000 Class A Warrants immediately after the effective date of this Offering and (ii) the sale of 500,000 shares of Common Stock offered hereby and the application of net proceeds therefrom. The table is not adjusted to give effect to the exercise of the Over-Allotment Option, the Class A Warrants, the Underwriters' Option or any other outstanding warrants or options. This table should be read in conjunction with the Financial Statements of the Company, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                  As Adjusted for
                                                         Actual (1)               the Offering (2)
                                                         ----------               ----------------

Notes Payable                                         $      500,000                $    200,000



Stockholders' equity:

Common Stock, $.0001 par value per
share, 25,000,000 shares authorized,
3,500,000 issued and outstanding and
(4,000,000 shares outstanding
as adjusted)............................              $          350                $        400

Preferred Stock, $.0001 par
value per share, 10,000,000
shares authorized, 5,000,000
issued and outstanding.................               $          500                $        500


Additional paid-in capital.............               $    1,304,150                $  3,589,100

Deficit................................               $       (1,894)               $     (1,894)

Unrealized loss on available
for sale investments...................               $      (84,000)               $    (84,000)

TOTAL STOCKHOLDERS'
EQUITY ................................               $    1,219,106                $ 3,504,106
                                                      ---------------               -----------

TOTAL CAPITALIZATION...................               $    1,719,106                $ 3,704,106
                                                      ===============               ===========

------------------------

(1) Does not include the sale of 500,000 shares of Common Stock offered hereby.

(2) As Adjusted balance sheet reflects the sale of 500,000 shares of Common Stock offered hereby and the anticipated application of the net proceeds of $2,185,000 therefrom, after deducting estimated Offering expenses of $815,000, the cash repayment of bridge loans of $200,000 payable with the proceeds of the Offering and the conversion of an aggregate principal amount of $100,000 of bridge loans into 1,000,000 Class A Warrants immediately after the effective date of this Offering. Does not give effect to a $72,000 fee payable to the Representative pursuant to a two (2) year financial advisory and investment banking agreement.

                                 DIVIDEND POLICY

         Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. The Company has not in the past and does not currently anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

                                BRIDGE FINANCING


         In May, 1996, the Company borrowed an aggregate of $300,000 from Dune Holdings, Inc. and Clinthill Investments Ltd., two (2) unaffiliated parties (the "Bridge Lenders"). In exchange for making loans to the Company, each Bridge Lender received two promissory notes (the "Bridge Notes"). Certain of the Bridge Notes are in the aggregate principal amount of $200,000 (the "Principal Bridge Notes") and the other Bridge Notes are in the aggregate principal amount equal to $100,000 (the "Convertible Bridge Notes"). Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) April 30, 1997 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See "Use of Proceeds." In addition, each Convertible Bridge Note converts into a number of Class A Warrants of the Company equal to ten (10) times the principal amount of such Convertible Bridge Note upon the consummation of this Offering. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. Further, the Company agreed to register the resale of the Class A Warrants issuable upon conversion of the Convertible Bridge Notes, as well as the shares of Common Stock issuable upon exercise of the Class A Warrants in the first registration statement filed by the Company following the date of the loan. Therefore, the Registration Statement, of which this Prospectus forms a part, relates to resale of the 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes and 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants. See "Selling Securityholders" "Certain Transactions" and "Underwriting."

                         SELECTED FINANCIAL INFORMATION

         The selected financial data presented below for the Company's statement of operations for the period April 24, 1996 (Inception) to June 30, 1996 is derived from financial statements of the Company, which have been audited by Holtz Rubenstein & Co., LLP, independent accountants, whose reports are included elsewhere herein. The statement of operations data for the three months ended September 30, 1996 and cumulative during the development stage is derived from unaudited financial statements. The data set forth below should be read in conjunction with and is qualified in its entirety by the Company's financial statements, related notes and Management's Discussion and Analysis of Financial Condition and Results of Operations. See "Financial Statements," and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The following summary financial information has been summarized from the Company's financial statements included elsewhere in this Prospectus. The information should be read in conjunction with the financial statements and the related notes thereto. See "Financial Statements."

SUMMARY STATEMENT OF OPERATIONS

                                        Period April 24, 1996        Three Months Ended     Cumulative During
                                    (Inception) to June 30, 1996     September 30, 1996     Development Stage
                                    ----------------------------     ------------------     -----------------

Revenues                                  $  857,398                    $  770,954              $1,628,352

Gross Profit                              $  119,358                    $  100,490              $  219,848

Operating Income (Loss)                   $   48,389                    $  (37,083)             $   11,306

Net Income(Loss)                          $   35,189                    $  (37,083)             $   (1,894)

Net Income(Loss)                          $      .01                    $     (.01)             $     (.01)
 Per Share (1)

Weighted Average
 Number of Common Shares

 Outstanding (1)                           3,500,000                     3,500,000               3,500,000


SUMMARY BALANCE SHEET DATA

                                                                                                    September 30, 1996
                                           June 30, 1996(1)            September 30, 1996(1)        as Adjusted (2)(3)
                                           ----------------            ---------------------        ------------------


Working Capital(Deficit)                     $      560                     $  (698,396)               $ 1,586,604

Total Assets                                 $2,565,537                     $ 3,165,703                $ 5,150,703

Total Liabilities                            $1,285,448                     $ 1,946,597                $ 1,646,597

Retained Earnings(Deficit)                   $   35,189                     $    (1,894)               $    (1,894)

Stockholders'
  Equity                                     $1,280,089                     $ 1,219,106                $ 3,504,106


(1) Does not include the sale of 500,000 shares of Common Stock offered hereby.

(2) Reflects initial application of net proceeds of the 500,000 shares of Common Stock offered.

(3) Reflects an aggregate principal amount of $100,000 of Bridge Loans converted into 1,000,000 Class A Warrants immediately after the effective date of this Offering.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

         Since its inception, the Company's primary activities have consisted of leasing a facility, acquiring machinery and equipment and operating as a wholesaler for the products it intends to manufacture. As of September 30, 1996, the Company has not commenced manufacturing operations.

         The Company's cumulative results of operations during the development stage (April 24, 1996 (inception) to September 30, 1996) reflect revenues of approximately $1,628,000. Approximately 98 percent of these sales were derived from PDK Labs Inc. ("PDK"). The gross profit on cumulative sales during the development stage was approximately $220,000 or 14 percent.

         On May 14, 1996, the Company entered into a three year Supply Agreement with PDK, which provides for the Company to supply PDK with certain products at a price equal to material cost plus 15 percent. PDK agreed to purchase products having a minimum aggregate sales price of $2,500,000 per year during the term of the agreement. In the event that PDK fails to purchase the minimum amount of products in any year, the Company will be paid up to $100,000 on a pro-rated basis as liquidated damages.

         On May 31, 1996, the Company agreed to supply Compare Generiks, Inc.

with vitamins in bulk tablet form at the Company's cost plus 15 percent.

Plan of Operation

         During the first twelve months of operations after completion of the Offering, the Company will adopt a sales and marketing campaign to secure new customers who purchase dietary supplements in "bulk" tablet and capsule form. The Company intends to establish a national network of brokers pursuing customers that package and sell dietary supplements. The potential customer base includes (but is not limited to) other manufacturers who outsource a portion of their needs to supplement their own capacities ("repackagers"), companies that market a brand or generic line of products but do not manufacture these items, and distributors servicing health food, drug, convenience and mass market stores.

         An extensive network of brokers is also planned for Canada, Latin America, Europe and parts of Asia to pursue trading partners who possess the ability to distribute dietary supplements to large distribution and retail companies. The Company intends to expend substantial sums on promotional material, trade shows and advertising through trade magazines. Upon completion of the Offering, the Company intends to purchase additional production equipment to increase capacity to meet future demand.

         As of September 30, 1996, the Company employed a total of eight (8) employees on a full time basis (six (6) employees in manufacturing and sales and two (2) employees in administration and finance). The Company has also leased a forty thousand square foot facility for manufacturing, quality assurance, pharmaceutical laboratory, warehouse, executive and sales offices. The number of employees and the amount of space the Company will need following the Offering will vary according to the progress made in the marketing and distribution of its products. The Company intends to hire additional administrative, sales, productions and warehouse employees. In addition, the Company intends to install a detailed Management Information System in order to effectively manage production, quality assurance, inventory and to properly service its customer base.

Liquidity and Capital Resources

         As of September 30, 1996, the Company had a working capital deficit of $698,396. The Company remains in the development stage as it has not yet commenced its manufacturing operations and requires the proceeds of this Offering or alternative financing to acquire additional machinery, execute meaningful marketing activities, and start up manufacturing operations. The report of the Company's auditors contains an explanatory paragraph which discusses certain factors which raise substantial doubt about the ability of the Company to continue as a going concern. The Company has funded its activities to date from the initial capital contribution of the founder and Bridge Loans. See

"Certain Transactions."

         The Company expects to incur substantial expenditures over the next twelve months to start up manufacturing activities and implement its sales and marketing plans. The Company's management believes that the net proceeds of this Offering (excluding any proceeds from the Underwriters' Over-Allotment Option or the Underwriters' Option) will be sufficient to fund its liquidity needs for at least the next twelve months.

                                    BUSINESS

General

                  Superior Supplements, Inc., a Delaware corporation (the "Company" or "SSI"), was formed on April 24, 1996. The Company is engaged in the development, manufacture, marketing and sale of dietary supplements including vitamins, minerals, herbs and specialty nutritional supplements, in bulk tablet, capsule and powder form. The Company intends to manufacture a wide variety of products for companies which package and sell through many different channels of distribution, including health food, drug, convenience and mass market stores. Prior to the setting up of its manufacturing facility, the Company is operating as a wholesaler for these products maintaining sales relationships with PDK Labs Inc. and Compare Generiks, Inc. The Company has been using numerous supply sources to purchase products for resale until its manufacturing facility is completed. The Company has no commitments or formal arrangements with is suppliers. Manufacturing operations for tableting and encapsulating of single ingredient products commenced on October 1, 1996, although the manufacturing facility is not yet completed. The manufacturing facility is expected to be fully operational within sixty (60) days following the completion of the Offering hereby proposed.

         On May 14, 1996, the Company entered into a supply agreement with PDK Labs Inc. a New York corporation ("PDK"), pursuant to which the Company agreed to supply PDK with vitamins and dietary supplements manufactured to PDK's specifications in bulk tablet form for a three (3) year period, renewable for successive one (1) year periods thereafter. PDK agreed to purchase products having a minimum aggregate sales price of $2,500,000 per annum during the term of the agreement and to pay liquidated damages of $100,000 to the Company in the event PDK did not meet that minimum purchase requirement.

         Prior to the full commencement of manufacturing operations, the Company is operating as a wholesale supplier to PDK. All wholesale purchases made by PDK are to offset the minimum aggregate sales per annum under the Supply Agreement dated May 14, 1996.

         On May 31, 1996, the Company entered into an exclusive supply agreement with Compare Generiks, Inc., a Delaware corporation ("CGI"), pursuant to which the Company agreed to supply CGI with all of CGI's requirements for vitamins on an exclusive basis (other than any vitamins sold under the "Energex" trade mark or as part of the "Energex" product line) for a three (3) year period, renewable for successive one (1) year periods thereafter. CGI is a development stage company with limited revenues and a limited operating history. The Company's supply arrangements with PDK and CGI form the core of its current business.

         PDK supplies certain management and personnel to the Company and Reginald Spinello, one of the Company's directors, is also the Executive Vice President of PDK. In addition, one of the Company's directors, Daniel Durchslag is also a director of CGI. In addition, Reginald Spinello and Daniel Durchslag together with Lawrence Simon have voting power over more than fifty percent (50%) of the Common Stock and the Preferred Stock of the Company pursuant to a Voting Trust Agreement with PMF. See "Risk Factors - Conflicts of Interest" and "Business - Conflicts of Interest".

         On May 1, 1996, the Company entered into a lease agreement with Park Associates, an unrelated party, for a forty thousand (40,000) square foot facility to be utilized for manufacturing, distribution and for its executive offices.

         Upon completion, the Company's manufacturing facility will have sixteen production machines consisting of twelve tablet presses and four encapsulating machines with a capacity of producing per annum, in excess of one billion two hundred million (1,200,000,000) tablets and capsules of various sizes and shapes. The Company will manufacture single ingredient herbal products and multi-ingredient vitamins in tablet and capsule form. Governmental approval of the manufacturing facility is not required. All manufacturing will be conducted in accordance with Good Manufacturing Practice Standards of the United States Food and Drug Administration and other applicable regulatory standards. The Company believes that the capacity of its manufacturing facility is adequate to meet the requirements of its current business and will be adequate to meet the requirements of anticipated increases in net sales.

         The Company intends to use the proceeds from this Offering to repay certain of the Company's indebtedness, acquire additional manufacturing equipment, expand its marketing efforts, and for general working capital purposes. See "Use of Proceeds."

         The Company maintains its executive offices at 270 Oser Avenue, Hauppauge, New York 11788, telephone number (516) 231-0783.

Investment in CGI

         Although the Company accepted part payment for CGI's subscription for shares of Common Stock in the Company in the form of shares of Common Stock of CGI, the Company does not intend to invest in any other company.

Manufacturing

         The vitamin production process includes the following stages: testing of raw materials, pharmacy, blending, compression, coating and testing of finished tablets or capsules. The vitamin production process involves sending the raw materials through each stage of production in order to form vitamin products.

         The principal raw materials needed in the manufacturing process are natural and synthetic vitamins which will be purchased from manufacturers in the United States, Japan and Europe. The Company can purchase raw materials from numerous sources and is not dependent on any major supplier. The Company believes that the materials to be purchased from these suppliers are readily available from numerous sources and the loss of these suppliers would not adversely affect its operations.

         The Company has one large Gemco blender-mixer and one PK blender to handle mixing for dry batches of production. The plant will be equipped with twelve tablet presses, four encapsulating machines, and one capsule imprint machine available for customizing each capsule. The production machines have the combined capacity of producing per annum, in excess of one billion two hundred million (1,200,000,000) tablets and capsules of various sizes and shapes. Several of the tablet presses have the capability to encode a name or logo on the tablets based on the punches used. In addition, the plant will have one tablet imprint machine for customizing tablet products.

Quality Control

         All of the Company's products will be manufactured in accordance with the Good Manufacturing Practices of the FDA and all other applicable regulatory standards. The Company places special emphasis on quality control. All raw materials and finished products are subjected to sample testing, weight testing, and purity testing. The Company has adopted formal written quality control procedures which will be rigorously followed. The Company intends to maintain well documented records on all material testing, production processes, inspections carried out in the manufacturing process, and labeling procedures. All products are subject to the Company's rigorous quality control procedures. The Company will maintain a modern well-equipped pharmaceutical laboratory. The Company believes that the laboratory will have the capability of adhering to any current and anticipated agency requirements.

         The Company's manufacturing operations will include a modern quality control laboratory and testing facilities. All raw materials used in production are to be initially held in quarantine during which time the Company's quality assurance department assay the product against the manufacturer's certificate of analysis. Once cleared, a lot number will be assigned, samples are to be retained and the material is to be processed by formulating, blending, compressing and where required, coating operations. Throughout the manufacturing process the quality control department will conduct "in process" testing procedures. After tablets are manufactured, the quality assurance department will test for weight, purity, potency, dissolution and stability.


Marketing and Distribution Strategies

         The Company intends to manufacture a full line of dietary supplements including vitamins, minerals, herbs and speciality nutritional supplements in bulk tablet and capsule form, which are marketed to companies, such as PDK and CGI, that package and sell through many different channels of distribution, including health food, drug, convenience and mass market stores. In addition, the Company supplies other manufacturers which "outsource" a portion of their needs on an ongoing basis to supplement their own capacities.

         The Company does not intend to rely on distributors or distribution channels affiliated with PDK or CGI. The Company markets and distributes products in bulk tablet, capsule and powder form whereas PDK and CGI sell these products in bottled or packaged form. The market the Company intends to serve includes customers marketing numerous brand names whereas the market served by PDK and CGI is specific to a brand or affiliated brand of PDK or CGI.

         The Company has begun working to capitalize on the global opportunities created by an increasing worldwide recognition of the benefits of dietary supplements and the perception that "American made supplements" offer the safest and highest quality products available The company is establishing relationships with brokers, manufacturer representatives and distributors in Canada, Latin America, Europe and parts of Asia.

         The Company intends to use a portion of the proceeds from the Offering to establish a network of manufacturer representatives throughout the United States for the purposes of obtaining new customers who purchase dietary supplements in bulk tablet and capsule form.

         Arrangements with brokers and manufacturing representatives will be decided on an individual basis, generally relating to a region or territory on a month to month basis with commissions ranging up to five percent (5%) on paid customer invoices.

Competition

         The market for dietary supplement products is highly competitive in each of the Company's existing and anticipated product lines and methods of distribution. Numerous manufacturers and distributors compete with the Company for customers throughout the United States and internationally in the bulk packaged dietary supplement industry, selling products to distributors who service health food, drug, convenience and mass market stores, companies that market a branded or generic line of products but do not manufacture these items ("repackagers"), and other manufacturers who "outsource" a portion of their needs to supplement their own capacities. Many of the Company's competitors are substantially larger and more experienced than the Company, have longer operating histories and have materially greater financial and other resources than the Company. Many of these competitors are private companies, and therefore, the Company cannot compare its revenues with respect to the sales volume of each competitor. The Company's significant competitors include

International Vitamin Corporation and Nature's Bounty both of whom have longer operating histories and materially greater financial and other resources than the Company (although, no implication is intended hereby regarding the Company's industry ranking in comparison to such competitors). There can be no assurance that the Company will be able to compete successfully with its more established and better capitalized competitors.

         Although certain of the Company's competitors are substantially larger than the Company and have greater financial resources, the Company believes that it will compete favorably with other vitamin and dietary supplement companies because of its access to products, competitive pricing, quality of products, and sales support.

Financing

         On May 31, 1996, the Company entered into a revolving credit agreement with Dune Holdings, Inc. ("Dune"), one of the Company's Bridge Lenders, pursuant to which the Company can borrow up to $200,000 for a period of twenty four (24) months at an interest rate of fifteen percent (15%) per annum. The Company paid Dune a commitment fee of $2,000 (one percent (1%) of the maximum amount available under the revolving credit agreement). As of September 30, 1996, the Company had not borrowed any funds pursuant to the revolving credit agreement. See "Certain Transactions."

         On June 26, 1996, the Company borrowed $200,000 from PMF (a company wholly-owned and controlled by Barry Gersten), the Company's founder, at an annual interest rate of eight percent (8%) pursuant to a promissory note dated June 26, 1996 repayable on June 25, 1998. See "Certain Transactions."

Management and Employees

         As of September 30, 1996, the Company employed a total of eight (8) employees on a full time basis (six (6) employees in manufacturing and sales and two (2) employees in administration and finance). See "Management" and "Executive Compensation."

         The Company has experienced no work stoppages and considers its employee relations to be satisfactory. The Company's employees are not represented by a labor union.

Government Regulation

         The Company's products and/or its business operations are subject to regulation by one or more federal agencies, including The United States Postal Service, the Federal Trade Commission ("FTC"), the Food and Drug Administration ("FDA") and the Consumer Product Safety Commission and the United States Department of Agriculture. The FDA in particular, is primarily responsible for regulation of the labeling, manufacture and sale of vitamins and mineral supplements which the FDA believes to be unapproved drugs or food additives rather than food supplements. The Company's activities are also regulated by various agencies of the states and localities in which the Company's products are sold and the Department of Health for the State of New York monitors the facility, checks for cleanliness, audits the record keeping and observes the control and labeling. It is this latter agency that issues the Company the license which allows the Company to carry out its operations.

         The Company markets vitamins, minerals, herbs, amino acids and other similar nutritional substances ("dietary supplements"). These products are primarily regulated by the FDA under the auspices of the Federal Food, Drug and Cosmetic Act (the "FFDCA"). Under the FFDCA, most dietary supplements are currently regulated as foods, which require no approval from the FDA prior to marketing. Therefore, the regulation of dietary supplements is far less restrictive than that imposed upon manufacturers and distributors of prescription drugs. Dietary supplements, however, must be labeled correctly to avoid being misbranded under the FFDCA. Health claims made by vitamin and dietary supplement companies with respect to their products are specifically regulated by the FDA. If such products make unapproved health claims, the FDA may consider them to be unapproved drugs, which require approval by the FDA prior to marketing.

         For the production of the Company's products deemed by the FDA now or in the future to be a food, the operation of the Company's manufacturing facilities will be subject to regulation by the FDA as a food manufacturing facility and to compliance with good food manufacturing practices. Although the Company does not anticipate any difficulties in complying with the necessary good food manufacturing practices, any such difficulties that are encountered could have a material adverse effect on the Company.

         Marketing misbranded or adulterated food or unapproved new food additives, can result in civil or criminal penalties, including, but not limited to, product seizure, injunction and fines.

         On January 4, 1994, the FDA issued final regulations concerning dietary supplements. It did so partially in response to the Nutritional Labeling and Education Act of 1990

("NLEA") and the Dietary Supplement Act of 1992 in order to amend its food labeling regulations, setting forth specific regulations for the nutrition labeling of vitamins and mineral supplements, establish up to date reference standards for nutrients and food components and establish procedures for FDA approval of health claim messages. The regulations subject dietary supplement labels to the same standards as food labels under the Nutrition Labeling and Education Act with regard to health claim messages and nutrition labeling information. The regulations concerning health claim messages went into effect on July 1, 1994 and the regulations concerning nutrition labeling went into effect on July 5, 1995.

         The regulations prohibit the use of any health claim on a dietary supplement unless the health claim is supported by significant scientific agreement and is pre-approved by the FDA. To date, the FDA has approved the use of health claims only in connection with calcium products and osteoporosis, and folic acid and neural tube defects. Accordingly, most dietary supplements will be precluded from bearing most health claims. The Company's products include single ingredient vitamins, minerals, herbs and amino acids in tablet and capsule form. In addition, the Company produces a wide spectrum of multi-ingredient combinations of vitamins, minerals, herbs and amino acids based on customer specifications. The FDA regulations do not at present limit consumer access to dietary supplements, unless such products present safety concerns. The Company cannot determine at this time whether the new regulations will have any adverse effect on its operations, although it believes that they will not have a material adverse effect.

         In addition, the FDA issued an Advanced Notice of Proposed Rulemaking on June 18, 1993 ("ANPR") requesting comments on the general regulation of certain dietary supplements, such as herbs, fish and plant oils, fatty acids, fibers and vegetable gums, and amino acids. Some of these substances are sold by the Company. In connection therewith, the FDA commissioned the Federation of American Societies for Experimental Biology ("FASEB") to conduct a study of the safety of amino acids. The FASEB report published in September 1992 concluded that there was insufficient research and information on amino acids to conclude that added, manufactured, or incomplete mixtures of amino acids are safe and, therefore, recommended that further research be conducted. The internal FASEB report issued in connection with the ANPR contains recommendations concerning the possible regulation of dietary supplements by category.

         The Company cannot determine whether separate regulations will be issued for these substances, or what effect any new regulations for such substances, when and if promulgated, will have on its business in the future. The FDA or other governmental regulations or administrative orders concerning such substances, when and if promulgated, could require the reformulation of certain products to meet new standards or require the recall or discontinuance of certain products not capable of reformulation.

         The Dietary Supplement Act of 1992 requires that the Comptroller General of the United States and the Director of the Office of Technology Assessment undertake separate studies of FDA regulation of dietary supplements and make recommendations in Congress which would reduce or modify the FDA's authority to regulate dietary supplements. While these bills have not been enacted as law, there is a strong likelihood that Congress will again consider such legislation. There is no assurance, however, that these bills will ultimately be passed and signed into law.

         Any such legislation reducing the FDA's authority to modify dietary supplements could result in the Company being subject to fewer regulatory requirements and would, therefore, have no adverse impact on the Company. Any modification which increases the FDA's regulatory authority could subject the Company to additional expenses in order to comply with more stringent requirements and could have a materially adverse impact on the Company by limiting products or causing the Company to incur additional expenses in order to comply with these regulations.


Conflict of Interests

          After this Offering, PMF, a company wholly-owned and controlled by Barry Gersten, will continue to own 75% of the Company's outstanding shares of Common Stock, 100% of the shares of Series A Preferred Stock of the Company, par value $.0001 per share (the "Series A Preferred Stock") and 100% of the Company's outstanding Class A Warrants. In addition, in June 1996, PMF made a loan of $200,000 to the Company pursuant to a promissory note. At present, PDK is a major customer of the Company, accounting for essentially all of the Company's total sales revenue and also supplies certain management and personnel to the Company. In addition, Reginald Spinello, one of the Company's Directors, holds a management position with PDK. Daniel Durchslag, one of the Company's Directors, is also a Director of CGI, a customer and stockholder of the Company. Reginald Spinello and Daniel Durchslag, together with Lawrence Simon, have voting power over more than fifty percent (50%) of the Common Stock and Preferred Stock of the Company pursuant to a voting trust agreement with PMF. It is anticipated that PDK will continue to purchase a significant percentage of the Company's products, at or near its minimum requirement of $2,500,000 per annum. Because of PMF's ownership interest in the Company, PMF's role as a creditor of the Company, the identity of certain management, the voting control of certain management over PMF's Preferred Stock, CGI's role as a customer and stockholder of the Company, and PDK's role as a significant customer to the Company, certain conflicts of interest may occur between the Company and PMF, CGI or PDK.

Product Liability Insurance

         The Company, like other manufacturers of products that are ingested, faces inherent risk of exposure to product liability claims. Accordingly, currently the Company maintains product liability insurance as a named insured on each of its suppliers' policies. The Company requires that its suppliers have minimum coverage of $1,000,000 and that the Company is named insured on the policy. Upon completion of the Offering, the Company will purchase its own product liability insurance with coverage up to $1,000,000 on claims made. While management believes that its insurance coverage is adequate, there can be no assurance that any judgment against the Company will not exceed liability coverage. A judgment significantly in excess of the amount of insurance coverage would have a material adverse effect on the Company.

Facilities

         The Company's headquarters, plant operations, warehousing and shipping facilities are housed in a modern forty thousand (40,000) square foot building. The Company leases the building pursuant to an agreement with Park Associates, the Landlord, which expires on October 14, 1998. The lease provides for the Company to pay rent in the following amounts:

from May 1, 1996 through August 1, 1996 no base rent shall be due. From August 1, 1996 through May 31, 1997 the base rent shall be $23,000 monthly. From June

1, 1997 through October 14, 1997 the base rent shall be $19,166.67 monthly. From October 15, 1997 through October 14, 1998 the base rent shall be $20,833.33 monthly. In the judgment of management, the lease with the Landlord reflects a rent at current fair market value.

         The Facility is equipped with a modern, state-of-the-art dust collection system which extracts dust particles from the air and recycles the air through massive filters. The dust collection system is designed to ensure that no contaminants are emitted into the environment.

         The Facility will maintain a modern and well equipped pharmaceutical laboratory. The Company believes that the one thousand five hundred (1,500) square foot laboratory will have the capability of adhering to any current or anticipated regulatory requirement.

Litigation

         There is no material litigation pending or threatened against the Company nor are there any such proceedings to which the Company is a party.

                                   MANAGEMENT

Directors and Executive Officers

         The names and ages of the directors, executive officers and significant employees, and promoters of the Company are set forth below.

      Name                        Age      Position Held
-------------------               ---      -------------
Lawrence D. Simon                 30       President, Chairman, Chief Financial Officer
                                           and Director

Reginald Spinello                 42       Director

Matthew L. Harriton               31       Director and Secretary

Steven F. Wasserman               39       Director

Dr. Daniel Durchslag              52       Director


Background of Executive Officers and Directors

Lawrence D. Simon has been the President, Chairman, Chief Financial Officer and a Director of the Company since May 1, 1996. He was the National Sales Director for Futurebiotics, Inc. ("Futurebiotics") from October 1, 1995, until his resignation on April 30, 1996. Futurebiotics distributes, markets and sells vitamins, minerals, herbal formulations and specialty nutritional supplements principally to health food stores through regional distributors. Prior to joining Futurebiotics Mr. Simon was Regional Sales Manager for PDK Labs Inc., (from April 10, 1992 to September 30, 1995). Prior to PDK Labs Inc., Mr. Simon was President of LDS Products Inc. (from March 1990 to March of 1991). LDS Products Inc., is a brokerage corporation specializing in sales to wholesale companies in Eastern Europe. Prior to LDS Products Inc., Mr. Simon was an Auditor with Coopers & Lybrand LLP (from December 1988 to March 1990). He is a graduate of Cleveland State University with a Bachelors Degree in Business Administration.

Reginald Spinello has been a Director of the Company since May 1, 1996. He has been the President and a Director of Futurebiotics since its formation in March, 1994. Futurebiotics distributes, markets and sells vitamins, minerals, herbal formulations and specialty nutritional supplements principally to health food stores through regional distributors. In addition, he is the Executive Vice President of PDK Labs Inc., a position he has held since September 1993. Mr. Spinello joined PDK Labs Inc. in September 1991 as Vice President of Operations. Prior to joining PDK Labs Inc. Mr. Spinello was President and Founder of Internal Reinforcements from 1985 to 1991, a specialty distributor and marketer of natural vitamins and supplements. Prior to Internal Reinforcements, Mr.

Spinello was Founder and President of Superior Supplements (a company with no affiliation to the Company). Mr. Spinello sold his entire interest in this company in 1985 and the company was dissolved in 1992. Mr. Spinello graduated from Bryant College with a B.S. Degree in Business Administration. Additionally, he has studied in the field of nutrition and is a non-practicing nutrition consultant. See "Risk Factors - Conflicts of Interest."

Matthew L. Harriton has been a Director and Secretary of the Company since May 1, 1996. He has also been a director of Decor Group, Inc. since March 1996. Decor Group, Inc. is the holding company of a subsidiary company formed to acquire a business specializing in the design, manufacture and marketing of metal wall, table and freestanding sculptures. Mr. Harriton has been the Chief Financial Officer of Embryo Development Corporation since January 1996. Embryo Development Corporation is a public company which specializes in developing and distributing medical devices. Prior to joining Embryo Development Corporation, Mr. Harriton's professional experience included positions at CIBC Wood Gundy Securities Corporation as an associate (from June 1994 to December 1995), Coopers & Lybrand as a senior associate (from December 1990 to May 1994), and The First Boston Corporation as a senior accountant (from June 1986 to May
1988). Mr. Harriton has also served as a director of Perry's Majestic Beer, Inc. since January 1996, a company involved in the microbrewery industry. He is a graduate of Lehigh University and received his M.B.A. from Duke University's Fuqua School of Business.

Steven F. Wasserman has been a Director of the Company since May 1, 1996. He has also been a Director of Embryo Development Corporation since March , 1995. Embryo Development Corporation is a public company which specializes in developing and distributing medical devices. Mr. Wasserman has been engaged in the practice of law at the firm of Bernstein & Wasserman, LLP, since 1984. See "Legal Matters." Mr. Wasserman is a graduate of Union College and received his J.D. from the Benjamin N. Cardozo School of Law.

Dr. Daniel Durchslag, DDS. has been a Director of the Company since May 1, 1996 and has practiced General Cosmetic and Sports Dentistry in Beverly Hills, California since 1980. From 1973 until 1979, he was an Associate Professor and Director of Clinics at the University of Southern California School of Dentistry. He is a graduate of the University of Wisconsin and Loyola University/Chicago College of Dental Surgery. He is presently team dentist for the Oakland Raiders. In addition, he has been a Director of CGI since October 1995. See "Risk Factors - Conflicts of Interest."

         There are no family relationships between the officers and directors of the Company.

Executive Compensation

         Details of the cash or other compensation paid or accrued by the Company to or on behalf of the Company's President, Chairman and Chief Financial Officer of the Company since its formation to the end of the Company's fiscal year, June 30, 1996, are set forth in the tables listed below. Each director of the Company is entitled to receive reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors of the Company. The members of the Board of Directors intend to meet at least quarterly during the Company's fiscal year, and at such other times duly called.

                          SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                          --------------------------------------------------------
                                            Annual Compensation           Awards             Payouts
                                       -----------------------------      ---------       ----------------

         (a)                   (b)     (c)       (d)        (e)              (f)            (g)           (h)             (i)
                                                                          Restricted                                 All
                                                          Other           Stock                          LTIP        Other
                                                          Annual          Awards          Options/       Payouts     Compensation
Name and Principal Position   Year   Salary($)   Bonus    Compensation    ($)             SARs(#)        ($)         ($)
---------------------------   ----   ---------   -----    ------------    ------------    -------        -------     -------------

Lawrence Simon, President     1996   $12,692     $-0-     $ -0-              $ -0-       100,000(1)       $ -0-         $ -0-

(1) Represents issuance of options to acquire 100,000 shares of common stock at $5.00 per share exercisable one year from the effective date of the Company's initial public offering.


                               Option/SAR Grants -
                                Individual Grants

---------------------------------------------------------------------------------------------------------------------

           (a)                       (b)                 (c)                        (d)                       (e)
                               Number of
                               Securities            % of Total
                               Underlying            Options/SARs
                               Options/              Granted to
                               SARS                  Employees in               Exercise or Base          Expiration
Name                           Granted (#)           Fiscal Year                Price ($/Sh)              Date
----                           -----------           -----------                ----------------          -----------

Lawrence Simon, President        100,000                100%                      $5.00                   May 1, 2001



                        Aggregated Option/SAR Exercises -
                          and FY-End Option/SAR Values

-------------------------------------------------------------------------------------------------------------------

         (a)                       (b)                   (c)                        (d)                       (e)
                                                                                Number of
                                                                                Securities                Value of
                                                                                Underlying                Unexercised
                                                                                Unexercised               In-the-Money
                                                                                Options/SARs at           Options/SARs at
                                                                                FY-End (#)                FY-End ($)
                               Shares Acquired                                  Exercisable/              Exercisable/
Name                           on Exercise (#)     Value Realized ($)           Unexercisable             Unexercisable
----                           -----------------   ------------------           ------------------        -------------

Lawrence Simon, President          -0-                   -0-                      0/100,000                $-0-/-0- (2)

(2) The exercise price of the options is equal to the public offering price of the shares of common stock of the Company hereby offered.

Employment Agreements

         As of May 1, 1996, the Company entered into a one (1) year employment agreement with Lawrence D. Simon, pursuant to which Mr. Simon serves as the Company's President. The agreement provides for Mr. Simon to receive a salary of $75,000 per annum. In addition, Mr. Simon has been granted the right to the delivery, after the Effective Date hereof, of an option to purchase 100,000 shares of the outstanding Common Stock of the Company exercisable (i) at an exercise price equal to the public offering price of the shares of Common Stock of the Company offered for sale in the Offering commencing one year from the Effective Date of the Offering, and (ii) only at a time when Mr. Simon is employed by the Company. The agreement can be terminated by the Company, with or without cause, upon ninety (90) days' notice and contains prohibitions on the disclosure of confidential information and covenants not to compete with the Company which survive any such termination.

1996 Stock Plan

         In June 1996, the Board of Directors of the Company adopted, and the stockholders of the Company approved the adoption of, the 1996 Stock Plan (hereinafter called the "1996 Plan"). The purpose of the 1996 Plan is to provide an incentive and reward for those executive officers and other key employees in a position to contribute substantially to the progress and success of the

Company, to closely align the interests of such employees with the interests of stockholders of the Company by linking benefits to stock performance and to retain the services of such employees, as well as to attract new key employees. In furtherance of that purpose, the 1996 Plan authorizes the grant to executives and other key employees of the Company and its subsidiaries of stock options, restricted stock, deferred stock, bonus shares, performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The 1996 Plan is expected to provide flexibility to the Company's compensation methods, after giving due consideration to competitive conditions and the impact of federal tax laws.

         The maximum number of shares of Common Stock with respect to which awards may be granted pursuant to the 1996 Plan is initially 2,000,000 shares. Shares issuable under the 1996 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company.

         The 1996 Plan will be administered by a committee consisting of not less than two (2) members of the Board of Directors who are "disinterested" within the meaning of Rule 16b-3 promulgated under the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code (including persons who may be deemed outside directors by virtue of any transitional rule which may be adopted by the Internal Revenue Service implementing such Section). The Board will determine the persons to whom awards will be granted, the type of award and, if applicable, the number of shares to be covered by the award. During any calendar year, no person may be granted under the 1996 Plan awards aggregating more than 100,000 shares (which number shall be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in capitalization of the Company).

         Types of Awards

         Stock Options. Options granted under the 1996 Plan may be "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Code or stock options which are not incentive stock options ("Non-Incentive Options" and, collectively with Incentive Options, hereinafter referred to as "Options"). The persons to whom Options will be granted, the number of shares subject to each Option granted, the prices at which Options may be exercised (which shall not be less than the fair market value of shares of Common Stock on the date of grant), whether an Option will be an Incentive Option or a Non-Incentive Option, the time or times and the extent to which Options may be exercised and all other terms and conditions of Options will be determined by the Committee.

         Each Incentive Option shall terminate no later than ten (10) years from the date of grant, except as provided below with respect to Incentive Options granted to 10% Stockholders (as hereinafter defined). No Incentive Option may be granted at any time after May 2006. Each Non-Incentive Option shall terminate not later than fifteen (15) years from the date of grant. The exercise price at which the shares may be purchased may not be less than the Fair Market Value of shares of Common Stock at the time the Option is granted, except as provided below with respect to Incentive Options granted to 10% Stockholders. Options granted to executive officers may not be exercised at any time prior to six (6) months after the date of grant.

         The exercise price of an Incentive Option granted to a person possessing more than 10% of the total combined voting power of all shares of stock of the Company or a parent or subsidiary of the Company ("10% Stockholder") shall in no event be less than 110% of the Fair Market Value of the shares of the Common Stock at the time the Incentive Option is granted. The term of an Incentive Option granted to a 10% Stockholder shall not exceed five
(5) years from the date of grant.

         The exercise price of the shares to be purchased pursuant to each Option shall be paid (i) in full in cash, (ii) by delivery (i.e., surrender) of shares of the Company's Common Stock owned by the optionee at the time of the exercise of the Option, (iii) in installments, payable in cash, if permitted by the Committee or (iv) any combination of the foregoing. The stock-for-stock payment method permits an optionee to deliver one (1) or more shares of previously owned Common Stock of the Company in satisfaction of the exercise price of subsequent Options. The optionee may use the shares obtained on each exercise to purchase a larger number of shares on the next exercise. (The foregoing assumes an appreciation in value of previously acquired shares). The result of the stock-for-stock payment method is that the optionee can generally avoid immediate tax liability with respect to any appreciation in the value of the stock utilized to exercise the Option.

         Shares received by an optionee upon exercise of a Non-Incentive Option may not be sold or otherwise disposed of for a period determined by the Board upon grant of the Option, which period shall be not less than six (6) months nor more than three (3) years from the date of acquisition of the shares (the "Restricted Period"), except that, during the Restricted Period (i) the optionee may offer the shares to the Company and the Company may, in its discretion, purchase up to all the shares offered at the exercise price and (ii) if the optionee's employment terminates during the Restricted Period (except in limited instances), the optionee, upon written request of the Company, must offer to sell the shares to the Company at the exercise price within seven (7) business days. The Restricted Period shall terminate in the event of a Change in Control of the Company (as defined), or at the discretion of the Board. After the Restricted Period, an optionee wishing to sell must first offer such shares to the Company at the Fair Market Value.

         Limited Stock Appreciation Rights. The Committee is authorized, in connection with any Option granted under the 1996 Plan, to grant the holder of such Option a limited stock appreciation right ("LSAR"), entitling the holder to receive, within sixty (60) days following a Change in Control, an amount in cash equal to the difference between the exercise price of the Option and the market value of the Common Stock on the effective date of the Change in Control. The LSAR may be granted in tandem with an Option or subsequent to grant of the Option. The LSAR will only be exercisable to the extent the related Option is exercisable and will terminate if and when the Option is exercised.

         Restricted and Deferred Stock. An award of restricted stock or deferred stock may be granted under the 1996 Plan. Restricted stock is subject to restrictions on transferability and other restrictions as may be imposed by the Committee at the time of grant. In the event that the holder of restricted stock ceases to be employed by the Company during the applicable restrictive period, restricted stock that is at the time subject to restrictions shall be forfeited and reacquired by the Company. Except as otherwise provided by the Committee at the time of grant, a holder of restricted stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to recover dividends thereon. An award of deferred stock is an award that provides for the issuance of stock upon expiration of a deferral period established by the Committee. Except as otherwise determined by the Committee, upon termination of employment of the recipient of the award during the applicable deferral period, all stock that is at the time subject to deferral shall be forfeited. Until such time as the stock which is the subject of the award is issued, the recipient of the award has no rights as a stockholder.

         Dividend Equivalent Awards. A dividend equivalent gives the recipient the right to receive cash or other property equal in value to the dividends that would be paid if the recipient held a specified number of shares of Common Stock. A dividend equivalent right may be granted as a component of another award or as a free standing award.

         Bonus Shares and other Share Based Awards. The 1996 Plan authorizes the Committee to grant shares as a bonus, or to grant shares or other awards in lieu of obligations of the Company to pay cash under other plans or compensatory arrangements, upon such terms as shall be determined by the Committee. The 1996 Plan also authorizes the Committee to grant other forms of awards based upon, payable in, or otherwise related in whole or in part to, Common Stock, including, without limitation, convertible or exchangeable debentures or other debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards contingent upon performance of the Company, and awards valued by reference to the book value of shares of Common Stock or awards determined by reference to the value of securities of, or the performance of, specified subsidiaries.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information as of the date of this Prospectus with respect to the beneficial ownership of the Company's outstanding voting securities by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the Company's officers and directors; and (iii) the directors and officers of the Company as a group:

                     Shares of      Percentage        Percentage      Shares of     Percentage      Percentage         Percentage
                     Common         (%) of            (%) of          Preferred     (%) of Total    (%) of Total       (%) Total
                     Stock Owned    Common            Common          Stock         Combined        Combined           Combined
                     -----------    Stock Before      Stock After     -----         Vote Before     Vote After         Vote After
                                    Offering          Offering                      Offering        Offering           Offering and
                                    ------------      --------                      --------        --------           Resale by
                                                                                                                       Selling
                                                                                                                       Security
                                                                                                                       holders
                                                                                                                       -------


Name and
Address of
Beneficial Owner

PMF, Inc.(1)(2)       3,000,000           85.7              75.0      5,000,000           94.1            88.9               66.7

Compare                 500,000           14.3              12.5            0.0           6.25             5.6                5.6
Generiks, Inc.(3)

Lawrence D.                 0.0            0.0               0.0      5,000,000           58.8            55.6               55.6
Simon
(1)(4)(6)

Reginald                    0.0            0.0               0.0      5,000,000           58.8            55.6               55.6
Spinello
(1)(6)

Matthew L.                  0.0            0.0               0.0            0.0            0.0             0.0                0.0
Harriton
(1)

Dr. Daniel
Durchslag                   0.0            0.0               0.0      5,000,000           58.8            55.6               55.6
(1)(6)

Steven F.
Wasserman (5)               0.0            0.0               0.0            0.0            0.0             0.0                0.0

All officers and

directors as a
group (five (5)             0.0            0.0               0.0      5,000,000           58.8            55.6               55.6
persons)(6)

(1) The address of each stockholder shown above is c/o Superior Supplements, Inc., 270 Oser Avenue, Hauppauge, NY 11788.

(2) PMF, Inc., a corporation wholly owned by Barry Gersten, and the founder of the Company is record holder of such shares. Mr. Gersten may be deemed to hold sole investment and voting power over such shares.

(3) The address of Compare Generiks, Inc. is 300 Oser Avenue, Hauppauge, New York 11788.

(4) Does not include an option to purchase 100,000 shares of Common Stock delivery of which will be made to Mr. Simon after the Effective Date.

(5) The address of Steven F. Wasserman is 950 Third Avenue, New York, NY 10022. Mr. Wasserman is a partner in the firm of Bernstein & Wasserman, LLP, which firm is passing upon certain legal matters in connection with this Offering for the Company.

(6) Includes 5,000,000 shares of Preferred Stock owned by PMF, Inc. PMF, Inc. granted a voting trust on May 1, 1996 for a period of five (5) years to Lawrence D. Simon, Reginald Spinello and Dr. Durchslag. In the event of any disagreement a majority decides how to vote. Accordingly, each of them may be deemed to hold voting power over such shares. PMF, Inc. has retained all other rights of beneficial ownership in such shares.

                              CERTAIN TRANSACTIONS

         On April 24, 1996, the Company was formed in the State of Delaware.

         On April 24, 1996, PMF, Inc., a company wholly-owned and controlled by Barry Gersten, acquired (i) (a) 3,000,000 shares of Common Stock of the Company, par value $.0001 per share, and (b) 3,000,000 Class A Warrants for a cash consideration of $50,000, and (ii) 5,000,000 shares of Series A Preferred Stock of the Company, par value $.0001, per share, for a cash consideration of $5,000. The Series A Preferred Stock has no dividend rights and has a liquidation right of $.02 per share. Each share of Series A Preferred Stock shall be entitled to one (1) vote per share on all matters presented to stockholders of the Company. See "Description of Securities." Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock of the Company at the initial public offering price, commencing one (1) year after the Effective Date of the Company's initial public offering.

         On May 1, 1996 PMF, Inc. granted a voting trust for a period of five
(5) years to Lawrence D. Simon, Reginald Spinello and Dr. Daniel Durchslag over the 5,000,000 Preferred Shares owned by PMF, Inc. The voting trust provides for the majority decision to control the vote in the event of any disagreement between the trustees.

         As of May 1, 1996, the Company entered into a one (1) year employment agreement with Lawrence D. Simon, pursuant to which Mr. Simon serves as the Company's President. The agreement provides for Mr. Simon to receive a salary of $75,000 per annum. In addition, Mr. Simon has been granted the right to the delivery, after the Effective Date hereof, of an option to purchase 100,000 shares of the outstanding Common Stock of the Company exercisable (i) at an exercise price equal to the public offering price of the shares of Common Stock of the Company offered for sale in the Offering commencing one year from the Effective Date of the Offering, and (ii) only at a time when Mr. Simon is employed by the Company. The agreement can be terminated by the Company, with or without cause, upon ninety (90) days' notice and contains prohibitions on the disclosure of confidential information and covenants not to compete with the Company which survive any such termination for a period of twenty four (24) months.

         On May 14, 1996, the Company agreed to supply PDK Labs Inc. with vitamins and dietary supplements in bulk tablet form at the Company's cost plus fifteen percent (15%) pursuant to a supply agreement between the Company and PDK Labs Inc. (the "PDK Agreement"). PDK Labs Inc. agreed to purchase products having a minimum aggregate sales price of $2,500,000 per annum for each year during the term of the PDK Agreement. In the event that PDK Labs Inc. fails to purchase the minimum amount of products in any year, the Company will be paid $100,000 as liquidated damages (pro-rated by reference to the percentage of said minimum amount purchased during the related year). The term of the PDK Agreement is for a period of three (3) years, automatically renewable for successive one
(1) year terms. See "Risk Factors - Conflicts of Interest."

         On May 31, 1996, the Company agreed to exclusively supply Compare Generiks, Inc. with vitamins in bulk tablet form (other than any vitamins sold under the "Energex" trade mark or as part of the "Energex" product line) at the Company's cost plus fifteen percent (15%) pursuant to a supply agreement between the Company and Compare Generiks, Inc. (the "Compare Agreement"). The term of the Compare Agreement is for a period of three (3) years, automatically renewable for successive one (1) year terms. See "Risk Factors Conflicts of Interest."

         On May 31, 1996, Compare Generiks, Inc., acquired 500,000 shares of Common Stock of the Company (14.29% of the issued and outstanding shares of Common Stock prior to the Offering), par value $.0001 per share (i) for a cash consideration of $100,000, and (ii) in consideration of the issuance of 200,000 shares of common stock of Compare Generiks, Inc. In June, 1996, a registration statement filed by Compare Generiks, Inc. was declared effective by the Securities and Exchange Commission registering the 200,000 shares of common stock owned by the Company.



         On May 31, 1996, the Company entered into a revolving credit agreement with Dune Holdings, Inc., ("Dune") one of the Bridge Lenders, pursuant to which the Company can borrow up to $200,000 for a period of twenty four (24) months at an interest rate of fifteen percent (15%) interest per annum. The Company paid Dune a commitment fee of $2,000 (one percent (1%) of the maximum amount available under the revolving credit agreement). As of September 30, 1996, the Company had not borrowed any funds pursuant to the revolving credit agreement.


         In May, 1996, the Company borrowed an aggregate of $300,000 from two
(2) unaffiliated lenders, Dune Holdings, Inc. and Clinthill Investments Ltd. (the "Bridge Lenders"). In exchange for making loans to the Company, each Bridge Lender received two promissory notes (the "Bridge Notes"). Certain of the Bridge Notes are in the aggregate principal amount of $200,000 (the "Principal Bridge Notes") and the other Bridge Notes are in the aggregate principal amount equal to $100,000 (the "Convertible Bridge Notes"). Each of the Bridge Notes bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) April 30, 1997 or (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See "Use of Proceeds." In addition, each Convertible Bridge Note converts into a number of Class A Warrants equal to ten (10) times the principal amount of such Convertible Bridge Note upon the consummation of this Offering. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. Further, the Company agreed to register the resale of the Class A Warrants issuable upon conversion of the Convertible Bridge Notes, as well as the shares of Common Stock issuable upon the exercise of the Class A Warrants in the first registration statement filed by the Company following the date of the loan. Therefore, the Registration

Statement, of which this Prospectus forms a part, relates to the resale of the 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes and 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants. See "Selling Securityholders" "Bridge Financings" and "Underwriting."

         In June, 1996, the Company borrowed $200,000 from PMF, Inc., the Company's founder, at an annual interest rate of eight percent (8%) pursuant to a promissory note dated June 26, 1996, repayable on June 25, 1998.


         On December 3, 1996, the Company sold 70,000 shares of common stock of Compare Generiks, Inc. for $4.25 per share for net proceeds of $297,500.



         On December 10, 1996, the Company sold 100,000 shares of common stock of Compare Generiks, Inc. for $2.975 per share for net proceeds of $297,500. The Company has retained 30,000 shares of Compare Generiks, Inc. with the intention of securing the best possible price for the remaining shares.



         The Company believes that all transactions with PDK, the Bridge Lenders and officers or shareholders of the Company and their affiliates were made on terms no less favorable to the Company than those available from unaffiliated parties. The Company intends that in the future any such transactions shall also be made on terms no less favorable than those available from unaffiliated parties.

                            DESCRIPTION OF SECURITIES

         The Company is offering 500,000 shares of Common Stock, par value $.0001 per share.

Common Stock

         The Company is authorized to issue up to 25,000,000 shares of Common Stock, of which 3,500,000 shares will be issued and outstanding as of the date of this Prospectus. All of the issued and outstanding shares of Common Stock will be fully paid, validly issued and non-assessable.

         Subject to the rights of holders of Preferred Stock, if any, holders of shares of Common Stock of the Company are entitled to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. There are presently no plans to pay dividends with respect to the shares of Common Stock. See "Dividend Policy." Upon liquidation, dissolution or winding up of the Company, after payment of creditors and the holders of any senior securities of the Company, including Preferred Stock, if any, the assets of the Company will be divided pro rata on a per share basis among the holders of the shares of Common Stock. The Common Stock is not subject to any liability for further assessments. There are no conversion or redemption privileges nor any sinking fund provisions with respect to the Common Stock and the Common Stock is not subject to call. The holders of Common Stock do not have any pre-emptive or other subscription rights.

         Holders of shares of Common Stock are entitled to cast one (1) vote for each share held at all stockholders' meetings including the annual meeting, for all purposes, including the election of directors. The Common Stock does not have cumulative voting rights.

Preferred Stock

         The Company's Certificate of Incorporation authorizes 10,000,000 shares of "blank check" Preferred Stock, whereby the Board of Directors of the Company shall have the authority, without further action by the holders of the outstanding Common Stock, to issue shares of Preferred Stock from time to time in one or more classes or series, to fix the number of shares constituting any class or series and the stated value thereof, if different from the par value, and to fix the term of any such series or class, including dividend rights, dividend rates, conversion or exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price and the liquidation preference of such class or series. As of the date of this Prospectus, there are 5,000,000 shares of Series A Preferred Stock issued and outstanding. The Company has agreed with the Underwriters that it will not issue any additional shares of preferred stock for a period of twenty four (24) months from the date of this Prospectus without the prior written consent of the Underwriter.

Series A Preferred Stock

         Designation and Amount; Par Value. The shares of such series are designated as Series A Preferred Stock and the number of shares constituting such series is 5,000,000, 5,000,000 of which are issued and outstanding prior to the Effective Date of the Offering. The Series A Preferred Stock has $.0001 par value per share.

         Dividends. Holders of the Series A Preferred Stock do not have any right to the payment of any dividend.

         Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the shares of Series A Preferred Stock shall have a liquidation preference in the aggregate amount of $100,000 or $.02 per share of Series A Preferred Stock.

         Voting Rights. Each holder of Series A Preferred Stock shall be entitled to one (1) vote per share on all matters presented to the stockholders of the Company.

         Rank. The shares of Series A Preferred Stock rank senior to all series of preferred stock and the Common Stock in all respects.

Class A Warrants

         Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $5.25 per share for a period of four (4) years commencing one (1) year from the Effective Date of this Offering. As of the date of this Prospectus, there are 3,000,000 Class A Warrants issued and outstanding. Each Class A Warrant is redeemable by the Company for $.05 per Class A Warrant, at any time after ____, 1998, upon thirty (30) days' prior written notice, if the closing price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the NASD OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, exceeds $10.00 per share for twenty (20) consecutive trading days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of Class A Warrants, the Company shall have the right, subject to compliance with Rule 13E-4 under the Securities Exchange Act of 1934 and the filing of Schedule 13E-4 and, if required, a post-effective amendment to this registration statement, to reduce the exercise price and/or extend the term of the Class A Warrants.

         The Class A Warrants can only be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Class A Warrants. If the Company does not or is unable to maintain a current effective registration statement, the holders of Class A Warrant certificates will be unable to exercise the Class A Warrants and the Class A Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Class A Warrants are not registered or qualified for sale in the state in which a holder of Class A Warrant certificates resides, such holder might not be permitted to exercise the Warrants. See "Risk Factors - Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants."

         Each Class A Warrant may be exercised by surrendering the Warrant certificate, with the form of election to purchase on the reverse side of the Class A Warrant certificate properly completed and executed, together with payment of the exercise price, or $5.25 per share, to the Transfer Agent. The Class A Warrants may be exercised in whole or from time to time in part. If less than all of the Class A Warrants evidenced by a Warrant certificate are exercised, a new Class A Warrant certificate will be issued for the remaining number of Class A Warrants.

         Holders of the Class A Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Class A Warrants, the Class A Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Class A Warrants are not entitled to participate in the Company's assets.

         For the life of the Class A Warrants, the holders thereof are given the opportunity, at nominal cost, to profit from a rise in the market price of the Common Stock. The exercise of the Class A Warrants will result in the dilution of the then book value of the Common Stock of the Company held by the public investors and would result in a dilution of their percentage ownership of the Company.

Delaware Anti-Takeover Law

         The Company is governed by the provisions of Section 203 of the General Corporation Law of Delaware, an anti-takeover law enacted in 1988. In general, the law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three (3) years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner. As a result of
Section 203, potential acquirors of the Company may be discouraged from attempting to effect acquisition transactions with the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.


Limitation on Liability of Directors

         In connection with the Offering, the Underwriters have agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Securities Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriters specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of stockholders or otherwise.

         Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the Delaware General Corporation Law.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company does not currently have any liability insurance coverage for its officers and directors.

Commission Policy


         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and other agents of the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent & Registrar

         The transfer agent and registrar for the Company's securities is American Stock Transfer & Trust Company (the "Transfer Agent").

                             SELLING SECURITYHOLDERS

         The registration statement of which this Prospectus forms a part also covers the resale of (i) (a) 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes, and (b) 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants and (ii) (a) 2,000,000 shares of Common Stock, (b) 2,000,000 Class A Warrants, and (c) 2,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants all of which are held by PMF, Inc. ("PMF") (hereinafter collectively referred to as the "Selling Securityholders"). The Selling Securityholders cannot resell any of the securities owned by them until the Over-Allotment Option has either been exercised in full or terminated. PMF is wholly-owned and controlled by Barry Gersten. PMF owned 85.7% of the outstanding shares of Common Stock of the Company prior to the Offering and the shares being registered on behalf of PMF constitute 57.1% of such outstanding shares prior to the Offering and 50% of the outstanding shares of Common Stock upon completion of the Offering. The Company will not receive any of the proceeds on the resale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market."

         The following table sets forth the holders of the shares of Common Stock which are being offered by the Selling Securityholders (assuming the conversion of the Convertible Bridge Notes) and the number of shares owned before the Offering, the number of shares being offered and the number of shares and the percentage of the class to be owned after the Offering is complete, assuming the completion of both the Offering and the offering by Selling Securityholders.

Name                   Shares of     Class A     Shares of    Class A      Shares of     Class A       Percent of    Percent of
                       Common        Warrants    Common       Warrants     Stock Owned   Warrants      Common        Class A
                       Stock Owned   Owned       Stock        Offered      After         Owned After   Stock After   Warrants
                       Before        Before      Offered      Hereby       Offering      Offering      Offering      After
                       Offering      Offering    Hereby                                                              Offering
--------------------------------------------------------------------------------------------------------------------------------

PMF, Inc.               3,000,000    3,000,000   2,000,000    2,000,000    1,000,000     1,000,000       25.0          33.3

Dune Holdings,              0         800,000        0         800,000         0             0             0             0
Inc.(1)

Clinthill Investments,      0         200,000        0         200,000         0             0             0             0
Ltd.(1)

Total                   3,000,000    4,000,000   2,000,000    3,000,000    1,000,000     1,000,000       25.0          33.3

         (1) The principal stockholder, officer and director of Dune Holdings, Inc. is Randolph K. Pace. The Company has been advised that there is no affiliated relationship between Dune Holdings, Inc., and Clinthill Investments, Ltd. Dune Holdings, Inc. owns 200,000 shares of Common Stock of PDK Labs, Inc.

         The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The Selling Securityholders are not required to effect sales through VTR Capital, Inc. and the Company has been advised by VTR Capital Inc. that it has no current or future plans, proposals, arrangements or understandings with respect to engaging in transactions with the Selling Securityholders, including transactions involving short selling. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares and/or warrants as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares and/or warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.



         The Company has undertaken that until the distribution of securities in connection with this Offering is deemed complete, that it will file a post-effective amendment to this Registration Statement at such time as it is notified by any named underwriter that it has entered into a transaction to act as an underwriter (as such term is defined in Section 2(11) of the Act and Rule 144 of the Regulations) for the purpose of a distribution of more than 10% of the aggregate securities registered by Selling Securityholders and will sticker the prospectus if such agreement pertains to between 5% and 10% of the aggregate securities registered by the Selling Securityholders.


         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares and/or warrants being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any Underwriters for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

         Resales of securities by the Selling Securityholders or even the potential of such resales would likely have an adverse effect on the market prices of the securities offered hereby.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriters, as set forth below and for whom VTR Capital is acting as the Representative, have agreed to purchase from the

Company 500,000 shares of Common Stock offered hereby from the Company on a "firm commitment" basis, if any are purchased. The Underwriters have advised the Company that they propose to offer the Shares to the public at $6.00 per Share as set forth on the cover page of this Prospectus and that they may allow to certain dealers who are NASD members concessions not to exceed $ per Share, of which not in excess of $ per Share may be reallowed to other dealers who are members of the NASD. The Underwriters do not intend to sell any of the Company's Shares to accounts for which they exercise discretionary authority. After the initial public offering, the public offering price, concession and reallowance may be changed by the Underwriters.

Underwriter                                       Number of Shares
-----------                                       ----------------
VTR Capital, Inc..........                               ----
                ..........
                ..........

         The public offering price of the Shares was arbitrarily determined by negotiations between the Company and the Representative and do not necessarily relate to the assets, book value or results of operations of the Company or any other established criteria of value.

         The Company has granted an option to the Underwriters, exercisable during the thirty (30) day period from the date of this Prospectus, to purchase up to a maximum of 75,000 additional Shares at the Offering price, less the underwriting discount, to cover over-allotments, if any.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities arising under the Act. Insofar as indemnification for liabilities arising under the Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

         The Company has agreed to pay to the Underwriters a non-accountable expense allowance of three percent (3%) of the aggregate Offering price of the Shares, including any Shares purchased pursuant to the Over-Allotment Option.

         The Company has agreed to sell to the Underwriters, or their designees, for an aggregate purchase price of $50, an option (the "Underwriters' Option") to purchase up to an aggregate of 50,000 Shares. The Underwriters' Option shall be exercisable during a four (4) year period commencing one (1) year from the Effective Date. The Underwriters' Option may not be assigned, transferred, sold or hypothecated by the

Underwriters until twelve (12) months after the Effective Date of this Prospectus, except to officers of the Representative or the Underwriters or to selling group members or their officers or partners in this Offering. Any profits realized upon the sale of the Shares issuable upon exercise of the Underwriters' Option may be deemed to be additional underwriting compensation. The exercise price of the Shares issuable upon exercise of the Underwriters' Option during the period of exercisability shall be one hundred sixty five percent (165%) of the initial public offering price of the Shares. The exercise of the Underwriters' Option and the number of Shares covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Underwriters' Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's Common Stock with a resulting dilution in the interest of other stockholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriters' Option is outstanding. At any time when the holders of the Underwriters' Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

         If the Company enters into a transaction (including a merger, joint venture, equity financing, debt financing, or the acquisition of another entity) introduced to the Company by the Representative, the Company has agreed to pay the Representative a finder's fee equal to five percent (5%) of the first $4,000,000 of consideration involved in the transaction, ranging in $1,000,000 increments down to two percent (2%) of the excess, if any, over $6,000,000.

         Upon the closing of the sale of the Shares offered hereby, the Company will enter into a two (2) year financial advisory and investment banking agreement with the Representative, pursuant to which the Company will be obligated to pay the Representative $72,000 in advance upon the closing of the Offering, for financial and investment advisory services to the Company to be provided to the Company for no more than two (2) business days per month.

         The Company has agreed with the Representative that, commencing one (1) year from the date hereof the Company will pay to the Representative a warrant solicitation fee (the "Warrant Solicitation Fee") equal to four percent (4%) of the exercise price of the Class A Warrants exercised, a portion of which may be re-allowed to any dealer who solicited the exercise to the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission. Such Warrant Solicitation Fee will be paid to the Representative if (a) the market price of the Common Stock on the date that any Class A Warrants is exercised is greater than the exercise price of the Class A Warrant;
(b) the exercise of such Class A Warrant was solicited by the Representative or other NASD members; (c) prior specific written approval for exercise is received from the customer if the Class A Warrant is held in a discretionary account; (d) disclosure of this compensation agreement is made prior to or upon the exercise of such Class A Warrant; (e) solicitation of the exercise is not in violation of Rule 10b-6 of the Exchange Act; and (f) solicitation of the exercise is in compliance with NASD Notice to Member 81-38. Unless granted an exemption by the Securities and Exchange Commission from Rule 10b-6, the Underwriters and any solicitation broker-dealers are prohibited from engaging in any market making activities with regard to the issuer's securities for the period from two or nine business days prior to any solicitation of the exercise of warrants until the later of termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriters and soliciting broker-dealers may have to receive a fee for the exercise of warrants following such solicitation. As a result, the Underwriters and soliciting broker-dealers may be unable to continue to provide a market for the Company's securities during certain periods while the warrants are exercisable. See "Risk Factors - Lack of Prior Market for Common Stock and Class A Warrants; No Assurance of Public Trading Market."

         The Representative has limited experience as an underwriter of public offerings. The Underwriter has been the underwriter or co-underwriter in the eight firm commitment offerings listed below: U.S. Opportunity Search, Inc., Interiors, Inc., Conolog, Inc., New Day Beverage, Inc., Perry's Majestic Beer, Inc., Micro-Energy, Inc., Compare Generiks, Inc. and Decor Group, Inc. The Company's offering is expected to be VTR's ninth firm commitment offering. There can be no assurance that the Representative's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Shares the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

         The foregoing is a summary of certain provisions of the Underwriting Agreement and Underwriters' Option which have been filed as exhibits hereto.

Determination of Public Offering Price

         Prior to this Offering, there has been no public market for the Common Stock and the Class A Warrants. The initial public offering price for the Shares and the exercise price of the Class A Warrants have been determined by negotiations between the Company and the Representative. Among the factors considered in the negotiations were the market price of the Company's Common Stock, an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this Offering and the demand for similar securities of comparable companies. The public offering price of the Shares and the exercise price of the Class A Warrants does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

         The Company anticipates that the Common Stock and the Class A Warrants will be listed for quotation on the NASD OTC Bulletin Board under the symbols, ______ and _____, respectively, but there can be no assurances that an active trading market will develop, even if the securities are accepted for quotation. The Underwriters intend to make a market in all of the publicly-traded securities of the Company.

                                  LEGAL MATTERS

         The validity of the securities being offered hereby will be passed upon for the Company by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022. Bernstein & Wasserman, LLP, has served, and continues to serve, as counsel to the Underwriters in matters unrelated to this Offering. Certain legal matters will be passed upon for the Underwriters by Lester Morse, P.C., 111 Great Neck Road, Great Neck, N.Y. 11021. Steven F. Wasserman, a partner at Bernstein & Wasserman, LLP, is one of the Directors of the Company. See "Management" and "Principal Stockholders."

                                     EXPERTS

         Certain of the financial statements of the Company included in this Prospectus and elsewhere in the Registration Statement, to the extent and for the periods indicated in their reports, have been examined by Holtz Rubenstein & Co., LLP, independent certified public accountants, whose reports contain an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern, which appear elsewhere herein and in the Registration Statement.

                             ADDITIONAL INFORMATION

         This Prospectus constitutes part of a Registration Statement on Form SB-2 filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act and omits certain information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to its exhibits for further information with respect to the Company and the Common Stock offered hereby. Statements contained herein concerning provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Registration Statement, including the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at: 450 Fifth Street, Washington, D.C. 20549; and at the offices of the Commission located at 7 World Trade Center, New York, NY 10048; and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549 at prescribed rates.

                           SUPERIOR SUPPLEMENTS, INC.

                          (A Development Stage Company)

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                        PERIOD APRIL 24, 1996 (INCEPTION)
                                TO JUNE 30, 1996

                           SUPERIOR SUPPLEMENTS, INC.
                          (A Development Stage Company)

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                           Page
                                                                                                           -----
Report of Independent Certified Public Accountants                                                          F-1

Financial Statements:

   Balance sheets as of June 30, 1996 and September 30, 1996 (unaudited)                                    F-2

   Statements of operations for the period April 24, 1996 (inception) to June
     30, 1996, three months ended September 30, 1996
     (unaudited), and cumulative during development stage (unaudited)                                       F-3

   Statement of stockholders' equity for the period April 24, 1996 (inception)
     to June 30, 1996, and three months ended September 30, 1996 (unaudited)                                F-4

   Statements of cash flows for the period April 24, 1996 (inception) to June
     30, 1996, and three months ended September 30, 1996
     (unaudited), and cumulative during development stage (unaudited)                                       F-5

   Notes to financial statements                                                                        F-6 - F-12

Holtz Rubenstein & CO., LLP
Certified Public Accountants


                          Independent Auditors' Report

Board of Directors and Stockholders
Superior Supplements, Inc.
Hauppauge, New York

We have audited the balance sheet of Superior Supplements, Inc. (a development stage company) as of June 30, 1996, and the related statements of operations, stockholders' equity and cash flows for the period April 24, 1996 (inception) to June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Superior Supplements, Inc. as of June 30, 1996 and the results of its operations and its cash flows for the period April 24, 1996 (inception) to June 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 1, Superior Supplements, Inc. is in the development stage and the Company's ability to continue in the normal course of business is dependent upon successful completion of its planned public offering of equity securities to raise capital and the success of future operations. These uncertainties raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                                                  /s/ Holtz Rubensten & Co., LLP

                                                  HOLTZ RUBENSTEIN & CO., LLP

Melville, New York
July 11, 1996

                                                                        [LOGO]
125 Baylis Road, Melville, NY 11747-3823 o FAX 516/752-1742 o 516/752-7400

                                            SUPERIOR SUPPLEMENTS, INC.

                                           (A Development Stage Company)

                                                  BALANCE SHEETS


                                                                                June 30,        September 30,
           ASSETS  (Note 14)                                                      1996              1996
           ------                                                            -------------      -------------
                                                                                                 (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                                 $     594,175        $   134,427
   Accounts receivable (Note 10)                                                   392,247            486,027
   Inventory                                                                        99,586            413,623
   Prepaid expense                                                                      -              14,124
                                                                             -------------        -----------
       Total current assets                                                      1,086,008          1,048,201

PROPERTY AND EQUIPMENT, net (Note 3)                                               341,328            828,824

INVESTMENT IN AVAILABLE-FOR-SALE

   SECURITIES (Notes 7 and 14)                                                   1,067,000          1,034,000

DEFERRED TAX ASSET (Note 8)                                                         33,700             45,200

OTHER ASSETS, net                                                                   37,501            209,478
                                                                             -------------        -----------

                                                                             $   2,565,537        $ 3,165,703
                                                                             =============        ===========

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

CURRENT LIABILITIES:

   Bridge notes payable (Note 4)                                             $     300,000        $   300,000
   Accounts payable and accrued expenses                                           761,448          1,435,297
   Income taxes payable (Note 8)                                                    24,000             11,300
                                                                             -------------        -----------
       Total current liabilities                                                 1,085,448          1,746,597
                                                                             -------------        -----------

NOTE PAYABLE (Note 5)                                                              200,000            200,000
                                                                             -------------        -----------


COMMITMENTS (Note 9)

STOCKHOLDERS' EQUITY: (Note 7)

   Common stock, $.0001 par value; authorized 25,000,000
     shares; 3,500,000 issued and outstanding                                          350                350
   Preferred stock, $.0001 par value; authorized 10,000,000
     shares; 5,000,000 shares issued and outstanding                                   500                500
   Additional paid-in capital                                                    1,304,150          1,304,150
   Unrealized loss on available-for-sale investments                               (60,100)           (84,000)
   (Deficit) retained earnings accumulated
     during the development stage                                                   35,189             (1,894)
                                                                             -------------        -----------

                                                                                 1,280,089          1,219,106
                                                                             -------------        -----------

                                                                             $   2,565,537        $ 3,165,703
                                                                             =============        ===========


                        See notes to financial statements

                           SUPERIOR SUPPLEMENTS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS


                                                              Period           Three Months      Cumulative
                                                          April 24, 1996         Ended             During
                                                            (Inception)        September 30,     Development
                                                           June 30, 1996           1996             Stage
                                                          ---------------    ----------------    -----------
                                                                              (Unaudited)        (Unaudited)

REVENUE (Note 10)                                           $   857,398         $  770,954        $   1,628,352
                                                            -----------         ----------        -------------

COSTS AND EXPENSES:

   Cost of sales                                                738,040            670,464            1,408,504
   General and administrative (Note 9)                           70,969            123,123              194,092
   Interest expense                                                  -              14,450               14,450
                                                            -----------         ----------        -------------

                                                                809,009            808,037            1,617,046
                                                            -----------         ----------        -------------

EARNINGS (LOSS) FROM OPERATIONS

   BEFORE INCOME TAX                                             48,389            (37,083)              11,306

PROVISION FOR INCOME TAX (Note 8)                                13,200                 -                13,200
                                                            -----------         ----------        -------------

NET (LOSS) INCOME                                           $    35,189         $  (37,083)       $      (1,894)
                                                            ===========         ==========        =============

NET (LOSS) INCOME PER SHARE (Note 2)                               $.01              $(.01)               $(.01)
                                                                   ====              =====                =====
WEIGHTED AVERAGE NUMBER OF
   SHARES OF COMMON STOCK
   OUTSTANDING (Note 2)                                       3,500,000          3,500,000            3,500,000
                                                              =========          =========            =========


                        See notes to financial statements

                           SUPERIOR SUPPLEMENTS, INC.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                    (Note 7)



                                                              Common Stock         Preferred Stock
                                                            25,000,000 Shares     10,000,000 Shares                       Unrealized
                                                            $.0001 Par Value      $.0001 Par Value                         Loss on
                                                          --------------------  ---------------------     Additional      Investment
                                                                          Par                   Par         Paid-in       Available-
                                                             Shares      Value     Shares      Value        Capital         for-Sale
                                                          -----------   ------    ---------   -------     ----------      ----------

Issuance of stock for cash at inception                     3,000,000   $  300    5,000,000   $   500   $     54,200    $       -

Issuance of stock for cash and stock

   of Compare Generik, Inc.                                   500,000       50           -         -       1,249,950            -

Unrealized loss on investment available-for-sale                   -        -            -         -              -        (60,100)

Net income                                                         -        -            -         -              -             -
                                                            ---------   ------    ---------   -------   ------------    ----------

Balance, June 30, 1996                                      3,500,000      350    5,000,000       500      1,304,150       (60,100)

Unrealized loss on investment

   available-for-sale (unaudited)                                  -        -            -         -              -        (23,900)

Net loss (unaudited)                                               -        -            -         -              -             -
                                                            ---------   ------    ---------   -------   ------------    ----------

Balance, September 30, 1996 (unaudited)                     3,500,000   $  350    5,000,000   $   500   $  1,304,150    $  (84,000)
                                                            =========   ======    =========   =======   ============    ==========


                                                             (Deficit)
                                                              Retained
                                                              Earnings
                                                            Accumulated
                                                             During the

                                                             Development
                                                                Stage           Total
                                                             -----------    ------------

Issuance of stock for cash at inception                     $       -       $     55,000

Issuance of stock for cash and stock
   of Compare Generik, Inc.                                         -          1,250,000

Unrealized loss on investment available-for-sale                    -            (60,100)

Net income                                                      35,189            35,189
                                                            ----------      ------------

Balance, June 30, 1996                                          35,189         1,280,089

Unrealized loss on investment
   available-for-sale (unaudited)                                   -            (23,900)

Net loss (unaudited)                                           (37,083)          (37,083)
                                                            ----------      ------------

Balance, September 30, 1996 (unaudited)                     $   (1,894)     $  1,219,106
                                                            ==========      ============

                        See notes to financial statements

                           SUPERIOR SUPPLEMENTS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                              Period           Three Months      Cumulative
                                                          April 24, 1996          Ended            During
                                                            (Inception)        September 30,     Development
                                                           June 30, 1996           1996             Stage
                                                          ---------------    ----------------    -----------
                                                                                (Unaudited)      (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

   Net (loss) income                                        $    35,189         $  (37,083)       $     (1,894)
                                                            -----------         ----------        ------------
   Adjustments to reconcile net (loss) income
     to net cash provided by operations:
       Deferred income taxes                                    (10,800)            (2,400)            (13,200)
       Depreciation                                                  -              13,486              13,486
       Amortization                                               1,666              5,330               6,996
       Increase in assets:
         Accounts receivable                                   (392,247)           (93,780)           (486,027)
         Inventory                                              (99,586)          (314,037)           (413,623)
         Prepaid expense                                             -             (14,124)            (14,124)
         Other assets                                           (39,167)          (177,307)           (216,474)
       Increase (decrease) in liabilities:
         Accounts payable and accrued expenses                  761,448            673,849           1,435,297
         Taxes payable                                           24,000            (12,700)             11,300
                                                            -----------         ----------        ------------
       Total adjustments                                        245,314             78,317             323,631
                                                            -----------         ----------        ------------
       Net cash provided by operating activities                280,503             41,234             321,737
                                                            -----------         ----------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property and equipment                       (341,328)          (500,982)           (842,310)
                                                            -----------         ----------        ------------
       Net cash used in investing activities                   (341,328)          (500,982)           (842,310)
                                                            -----------         ----------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of stock                              155,000                 -              155,000
   Proceeds from notes payable                                  200,000                 -              200,000
   Proceeds from bridge notes payable                           300,000                 -              300,000
                                                            -----------         ----------        ------------
       Net cash provided by financing activities                655,000                 -              655,000
                                                            -----------         ----------        ------------


NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                         594,175           (459,748)            134,427

CASH AND CASH EQUIVALENTS,
   beginning of period                                               -             594,175                  -
                                                            -----------         ----------        -----------

CASH AND CASH EQUIVALENTS,
   end of period                                            $   594,175         $  134,427        $    134,427
                                                            ===========         ==========        ============

                        See notes to financial statements

                           SUPERIOR SUPPLEMENTS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

               PERIOD APRIL 24, 1996 (INCEPTION) TO JUNE 30, 1996
                    AND THREE MONTHS ENDED SEPTEMBER 30, 1996
               (Information with respect to the three months ended
                        September 30, 1996 is unaudited)

1.     Organization and Nature of Operations:

       Superior Supplements, Inc. (the "Company") is a Delaware Corporation which was formed on April 24, 1996. It is the Company's intention to be engaged in the development, manufacture, marketing and sale of dietary supplements including vitamins, minerals, herbs and specialty nutritional supplements, in bulk tablet, capsule and powder form. Prior to the setting up of its manufacturing facility, the Company acted as a wholesaler for these products. The Company's fiscal year end is June 30.

       The Company is in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. To date, the Company has devoted its efforts to various organizational activities, including developing its business strategy, raising capital, and undertaking preliminary activities for the commencement of operations.

       As reflected in the accompanying financial statements, the Company has incurred cumulative losses of approximately $1,900. The Company has entered into a letter of intent with an underwriter for the public sale of the Company's securities (Note 7e). Management is of the opinion that the proceeds of this proposed offering will be sufficient to meet the working capital needs of the Company for the twelve-month period following the successful completion of this proposed offering, including the payment of certain indebtedness of the Company. There can be no assurance that additional financing will not be required to successfully penetrate the market and for continued operations. If additional financing is required, there is no assurance that such funds will be available to the Company. In addition, there is no assurance that the proposed public offering will occur.

       The above factors raise substantial doubt about the ability of the Company to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of the recorded asset amounts and classifications of liabilities that might result should the Company be unable to continue as a going concern.

2.     Summary of Significant Accounting Policies:

       a. Inventory

          Inventory, consisting of finished goods, are valued at lower of cost (first-in, first-out method) or market.


       b. Depreciation

          Depreciation is computed on the straight-line method over the useful lives of the related assets (5-10 years). Leasehold improvements are amortized over their expected useful lives.

       c. Income taxes

          Deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

       d. Statement of cash flows

          For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

       e. Net (Loss) Income Per Share

          Net (loss) income per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Pursuant to Securities and Exchange Commission Staff Accounting Bulletin, all common stock issued by the Company during the twelve months preceding the offering date at prices below the offering price have been included in the calculation of weighted average shares outstanding as if they were outstanding for the entire period.

       f. Estimates


          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A significant estimate has been made by management with respect to the valuation of the company's investment in the shares of common stock of Compare Generiks, Inc. (see Note 7c). Actual results could differ significantly from these estimates making it reasonably possible that a change in these estimates could occur in the near term. See Note 14 for additional information with respect to this estimate.


       g. Concentration of credit risk

          Financial instruments which potentially expose the Company to credit risk, as defined by Statement of Financial Accounting Standard No. 105 ("FAS 105"), consists primarily of trade accounts receivable. Wholesale distributors of dietary supplements and over-the-counter pharmaceuticals account for all of the Company's trade receivables. The risk associated with this concentration is limited due to their geographic dispersion.

       h. Accounting for stock-based compensation

          The Company accounts for its stock-based compensation costs using the intrinsic value based method of accounting prescribed by APB Opinion No. 25 and will provide pro forma disclosures of net income and earnings per share as if the fair value-based method prescribed by Financial Accounting Standards Board Statement No. 123 ("FASB") had been applied in measuring compensation expense.

3.     Property and Equipment:

       Property and equipment is recorded at cost and is summarized as follows:

                                                                                 June 30,          September 30,
                                                                                   1996                1996
                                                                                ----------         -----------
                                                                                                    (Unaudited)

       Equipment                                                                $  277,832        $    517,416
       Leasehold improvements                                                       63,496             288,814
       Furniture and fixtures                                                           -               17,780
       Computer equipment                                                               -               18,300
                                                                                ----------         -----------
                                                                                   341,328             842,310
       Less accumulated depreciation                                                    -               13,486
                                                                                ----------         -----------

                                                                                $  341,328         $   828,824
                                                                                ==========         ===========

       No depreciation has been recorded as of June 30, 1996 as none of the productive equipment has been put into operation.

4.     Bridge Notes Payable:

       On May 31, 1996 the Company borrowed $300,000 from two unrelated parties at 8% due and payable upon the earlier of (i) April 30, 1997 or (ii) the completion of a public offering of the Company's securities. In exchange for making the loans to the Company each lender received a "Principal Bridge Note" and a "Convertible Bridge Note." The Convertible Bridge Notes, which in the aggregate equal $100,000, contain conversion features which entitles the holder to convert the note into 1,000,000 Class A Warrants. Each Class A Warrant is exercisable into one share of common stock at an exercise price equal to the initial public offering price commencing one (1) year after the effective date of the Company's initial public offering.

       The Company has agreed to register the related Warrants as well as the underlying shares of common stock issuable upon conversion of the Convertible Bridge Notes.

5.     Note Payable:

       On June 26, 1996, the Company borrowed $200,000 from PMF, Inc., the Company's founder. This note bears interest at 8% per annum. Principal and accrued interest is due on June 25, 1998.

6.     Revolving Credit Agreement:

       In May 1996, the Company entered into a revolving credit agreement with Dune Holdings, Inc. ("Dune"), one of the Company's Bridge Lenders, pursuant to which the Company can borrow up to $200,000 for a period of twenty four (24) months at an interest rate of fifteen percent (15%) per annum. As of September 30, 1996, the Company had no outstanding balance.

7.     Stockholders' Equity:

       a. Capitalization

          Pursuant to the Company's certificate of incorporation, the Company is authorized to issue 25,000,000 shares of common stock and 10,000,000 shares of preferred stock. All stock has a $.0001 par value. Each share of common and preferred has one vote in all matters.

       b. Initial capitalization

          In April 1996, the Company issued 3,000,000 shares of common stock, 3,000,000 Class A Warrants and 5,000,000 shares of preferred stock for $55,000 ("Founders' Stock"). The preferred shares, issued in April 1996, are designated as Series A Preferred Shares. The Board of Directors has the authority to issue preferred stock in one or more series and to fix the rights and other terms. The Series A Preferred Shares rank senior to all series of preferred and common stock, do not have any right to the payment of any dividend, and in the event of any voluntary or involuntary liquidation of the Company are entitled to $.02 per share.

          Each Class A Warrant entitles the holder to purchase one (1) share of common stock of the Company at the initial public offering price, commencing one
(1) year after the effective date of the Company's initial public offering.


       c. Issuance of stock for stock and cash

          On May 31, 1996, Compare Generiks, Inc. ("Compare") (see Note 9c) acquired 500,000 shares of common stock of the Company, for $100,000 and the issuance of 200,000 shares of common stock of Compare Generiks, Inc. The value of the shares ($1,150,000) issued in connection with this transaction have been determined using a fair value of $5.75 per share representing approximately two-thirds of the market value of Compare's stock at May 31, 1996. As of September 30, 1996 and June 30, 1996, available-for-sale investments were composed of the aforementioned Compare shares with a historical cost basis of $1,150,000 and an approximate market value of $1,034,000 and $1,067,000, respectively. Unrealized loss, which is reported as a part of stockholders' equity, was approximately $84,000 as of September 30, 1996, net of deferred income taxes of $32,000 and $60,100 as of June 30, 1996, net of deferred income taxes of $22,900. In June 1996, Compare registered the aforementioned 200,000 shares of common stock owned by the Company.

       d. Reserved shares

          At September 30, 1996, the Company has 6,100,000 shares of common stock reserved for future issuances.

       e. Proposed public offering

          The Company intends to file a registration statement on Form SB-2 in connection with a public offering of its securities. The proposed transaction would be in the form of a unit offering consisting of two shares of common stock and one Class A Warrant. The unit offering price will be dependent upon market conditions on the effective date. Accordingly, the extent to which this transaction will be successful, or if it will be successful at all, cannot be ascertained prior to its completion.

       f. Stock option plan

          The Company has adopted a Stock Option Plan (the "Plan") covering 2,000,000 shares of common stock of the Company. Options under the Plan are granted at terms set by the Board of Directors at the time of issuance. To date, no options have been granted under the Plan.

8.     Income Taxes:

       Income tax provision (benefit) consists of the following:

                                                                               Period          Three Months
                                                                           April 24, 1996         Ended
                                                                             (Inception)       September 30,
                                                                            June 30, 1996          1996
                                                                         -----------------     -----------

                                                                                               (Unaudited)

       Federal:
          Current                                                           $   14,000             $    1,400
          Deferred                                                              (6,350)                (1,350)
                                                                            ----------             ----------
                                                                                 7,650                     50
                                                                            ----------             ----------
       State:
          Current                                                               10,000                  1,000
          Deferred                                                              (4,450)                (1,050)
                                                                            ----------             ----------
                                                                                 5,550                    (50)
                                                                            ----------             ----------

                                                                            $   13,200             $       -
                                                                            ==========             =========

       Deferred income taxes are provided as a result of transactions being reported in different periods for financial accounting and income tax purposes.

       The difference between the corporation's effective income tax rate and the United States Statutory rate is reconciled below:

                                                                               Period         Three Months
                                                                          April 24, 1996          Ended
                                                                             (Inception)       September 30,
                                                                            June 30, 1996          1996
                                                                         -----------------     -----------
                                                                                               (Unaudited)

       United States statutory rate                                             34.0%                (34.0)%
       State income taxes, net of Federal income tax benefit                     7.0                  (7.0)
       Effect of graduated rates                                               (13.7)                 14.0
       Other                                                                      -                   27.0

                                                                             -------               -------
                                                                                27.3%                  -  %
                                                                             =======               =======

9.     Commitments:

       a. Employment agreement

          On May 1, 1996 the Company entered into a one year employment agreement with its president. The agreement provides for an aggregate annual salary of $75,000 and an option to purchase 100,000 shares of the outstanding common stock of the Company exercisable at an exercise price equal to the public offering price commencing one (1) year after the effective date of the Company's initial public offering. The Company accounts for its stock-based compensation costs under APB Opinion No. 25. Accordingly, no compensation cost has been recognized as of September 30, 1996. Had compensation cost been determined on the basis of FASB No. 123, net (loss) income and (loss) earnings per share would have been as follows:

       a. Employment agreement  (Cont'd)

                                                                              Period          Three Months
                                                                          April 24, 1996          Ended
                                                                            (Inception)       September 30,
                                                                           June 30, 1996          1996
                                                                         -----------------     -----------
                                                                                               (Unaudited)

          Net (loss) income:
              As reported                                                   $   35,189            $  (37,083)
                                                                            ==========            ==========
              Pro forma                                                     $   32,604            $  (44,832)
                                                                            ==========            ==========
          (Loss) earnings per share:
              As reported                                                     $.01                 $(.01)
                                                                              ====                 =====
              Pro forma                                                       $.01                 $(.01)
                                                                              ====                 =====

       b. Lease

          On May 1, 1996 the Company entered into a 30-month lease agreement for its office and warehouse space. The lease provides for no monthly rental payments through July 1996, $23,000 per month beginning August 1996 to May 1996, $19,166 per month from the June 1997 to October 14, 1997 and $20,833 per month from October 15, 1997 to October 14, 1998. According, the Company has given effect to such rent concessions and has accrued rent expense aggregating $38,500 and $55,655 as of June 30, 1996 and September 30, 1996, respectively, using the straight-line basis over the term of the lease.

       c. Supply agreements

          In May, 1996 the Company entered into two separate three year "Supply Agreements" with PDK and Compare, which provide for the Company to supply PDK and Compare certain products at a price equal to material cost plus 15%. PDK agreed to purchase products having a minimum aggregate sales price of $2,500,000 per year during the term of the agreement. In the event that PDK fails to purchase the minimum amount of products in any year, the Company will be paid up to $100,000, on a pro-rata basis, as liquidated damages.

10.    Major Customer:

       Sales to one major customer approximated 100% and 96% of revenue for the periods ended September 30, 1996 and June 30, 1996, respectively. Amounts due from this customer included in accounts receivable approximated $492,553 at September 30, 1996 and $357,087 at June 30, 1996.

11.    Fair Value of Financial Instruments:

       The methods and assumptions used to estimate the value of the following classes of financial instruments were:

       Current Assets and Current Liabilities: The carrying amount of cash, current receivables and payables and certain other short-term financial instruments approximate their fair value.

       Long-Term Debt: The fair value of the Company's long-term debt is estimated using current incremental borrowing rates for similar types of borrowing arrangements.

       The carrying amount and fair value of the Company's financial instruments are as follows:

                                                      June 30, 1996                     September 30, 1996
                                            -------------------------------       ------------------------------
                                               Carrying            Fair             Carrying            Fair
                                                Amount             Value             Amount             Value
                                            ---------------   -------------       --------------   -------------
       Cash and cash equivalents            $      594,175    $     594,175       $     134,427    $     134,427
       Accounts receivable                         392,247          392,247             486,027          486,027
       Investment available-for-sale             1,067,000        1,067,000           1,034,000        1,034,000
       Notes payable                               500,000          500,000             500,000          500,000
       Other current liabilities                   785,448          785,448           1,386,597        1,386,597

12.    Supplementary Information - Statement of Cash Flows:

       Cash paid for interest was $14,450 for the three months ended September

30, 1996.

       In May 1996, Compare acquired 500,000 shares of common stock of the Company, for $100,000 and the issuance of 200,000 shares of common stock of Compare (valued at $1,150,000).

13.    Unaudited Financial Statements:

       The financial statements as of September 30, 1996 and the three months ended September 30, 1996 are unaudited; however, in the opinion of management all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for this interim period have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.


14.    Subsequent Event:



       In December 1996, in two separate transactions, the Company sold 170,000 shares of common stock of Compare Generiks, Inc. (see Note 7c). In connection with the sale of such shares, the Company received an aggregate of $595,000. These transactions resulted in a realized loss of $382,500.

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.

                                TABLE OF CONTENTS

                                                                            Page

Available Information.........
Prospectus Summary..........
The Company...................
The Offering....................
Summary Financial
  Information....................
Risk Factors.....................
Use of Proceeds.................
Dilution...............
Capitalization......................
Dividend Policy...............
Selected Financial Data.......
Management's Discussion and
Analysis of Financial
 Condition and Results of
 Operations...................
Business......................
Management....................
Principal Stockholders........
Certain Transactions..........
Description of
 Securities...................
Selling Security holders.......
Underwriting..................
Legal Matters.................
Experts.......................
Additional Information........
Financial Statements..........


Until         , 1997 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                 500,000 Shares of Common Stock, par value .0001
                                    per share



                           SUPERIOR SUPPLEMENTS, INC.




                                   ----------

                                   PROSPECTUS

                                   ----------


                                VTR Capital, Inc.




                               ___________, 1997


                              -------------------

                  SUBJECT TO COMPLETION, DATED JANUARY 8, 1997


ALTERNATE
PROSPECTUS

                           SUPERIOR SUPPLEMENTS, INC.

                        2,000,000 shares of Common Stock
                           3,000,000 Class A Warrants

                               ------------------

         This Prospectus relates to the resale of (a) (i) 1,000,000 Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants") issuable upon conversion of certain Convertible Bridge Notes held by certain unaffiliated bridge lenders to the Company (the "Bridge Lenders"), and (ii) 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants and (b) (i) 2,000,000 shares of Common Stock, (ii) 2,000,000 Class A Warrants, and (iii) 2,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants all of which are held by PMF, Inc., a company wholly-owned and controlled by Barry Gersten, ("PMF"). The Bridge Lenders and PMF are hereinafter collectively referred to as the "Selling Securityholders." The Company will not receive any of the proceeds on the resale of the securities by the Selling Securityholders. PMF owned 85.7% of the outstanding shares of Common Stock of the Company prior to the Offering. The shares being registered on behalf of PMF constitute 57.1% of such outstanding shares prior to the Offering and 50% of the outstanding shares of Common Stock upon completion of the Offering. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Securityholders" and "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market."

         The Class A Warrants shall be exercisable commencing one (1) year after the date hereof (the "Effective Date"). Each Class A Warrant entitles the holder to purchase one (1) share of Common Stock at a price of $5.25 per share during the four (4) year period commencing one (1) year from the Effective Date. The Class A Warrants are redeemable by the Company for $.05 per Warrant, at any time after , 1998, upon thirty (30) days' prior written notice, if the closing bid price of the Common Stock, as reported by the principal exchange on which the Common Stock is traded, the NASD OTC Bulletin Board or the National Quotation Bureau Incorporated, as the case may be, equals or exceeds $____ per share, for any twenty (20) consecutive trading days ending five (5) days prior to the date of the notice of redemption. Upon thirty (30) days' written notice to all holders of the Class A Warrants, the Company shall have the right to reduce the exercise price and/or extend the term of the Class A Warrants. See "Description of Securities."

         The Company has applied for inclusion of the Common Stock and the Class A Warrants on the NASD OTC Bulletin Board, although there can be no assurances that an active trading market will develop even if the securities are accepted for quotation. See "Risk Factors - Lack of Prior Market for Common Stock and Class A Warrants; No Assurance of Public Trading Market."

         The Common Stock offered by this Prospectus may be sold from time to time by the Selling Securityholders, or by their transferees. No underwriting arrangements have been entered into by the Selling Securityholders. The distribution of the securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such shares as principals at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with sales of such securities.

         The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act"), with respect to the securities offered and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Act.

         The Company will not receive any of the proceeds from the resale of the securities by the Selling Securityholders. All costs incurred in the registration of the securities of the Selling Securityholders are being borne by the Company. See "Selling Securityholders."

                                   ----------

         AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE COMMON STOCK OFFERED HEREBY AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. FOR A DISCUSSION OF CERTAIN MATERIAL RISKS SEE "RISK FACTORS" BEGINNING ON PAGE __ AND "DILUTION" BEGINNING ON PAGE __.

                                   ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this Prospectus is _____________, 1997


                                    Alt - ii

                                    ALTERNATE

                                COMPANY OFFERING

         On the date of this Prospectus, a Registration Statement under the Act with respect to an underwritten public offering (the "Offering") of 500,000 shares of Common Stock (without giving effect to the Over-Allotment Option granted to the Underwriters of the Offering) by the Company was declared effective by the Securities and Exchange Commission ("SEC"), and the Company commenced the sale of shares of Common Stock offered thereby. Sales of securities under this Prospectus by the Selling Securityholders or even the potential of such sales may have an adverse effect on the market price of the Company's securities.

                             SELLING SECURITYHOLDERS

         The registration statement of which this Prospectus forms a part also covers the sale of (i) (a) 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes, and (b) 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants and (ii) (a) 2,000,000 shares of Common Stock, (b) 2,000,000 Class A Warrants, and (c) 2,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants, all of which are held by PMF, Inc., a company wholly-owned and controlled by Barry Gersten ("PMF"). The Bridge Lenders and PMF are hereinafter collectively referred to as the "Selling Securityholders." PMF owned 85.7% of the outstanding shares of Common Stock of the Company prior to the Offering. The shares being registered on behalf of PMF constitute 57.1% of such outstanding shares prior to the Offering and 50% of the outstanding shares of Common Stock upon completion of the Offering. The Company will not receive any of the proceeds on the resale of the securities by the Selling Securityholders. The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Risk Factors - Shares Eligible for Future Sale May Adversely Affect the Market." The resale of the securities by the Selling Securityholders is subject to Prospectus delivery and other requirements of the Act. Accordingly, an additional 2,000,000 shares of Common Stock will become transferrable at such time.

         The following table sets forth the holders of the shares of Common Stock which are being offered by the Selling Securityholders (assuming the conversion of the Convertible Bridge Notes) and the number of shares owned before the Offering, the number of shares being offered and the number of shares and the percentage of the class to be owned after the Offering is complete, assuming the completion of both the Offering and this offering by the Selling Securityholder.

                                    Alt - iii

Name                    Shares of    Class A    Shares of   Class A     Shares of    Class A      Percent of   Percent of
                        Common       Warrants   Common      Warrants    Stock Owned  Warrants     Common       Class A
                        Stock Owned  Owned      Stock       Offered     After        Owned After  Stock After  Warrants
                        Before       Before     Offered     Hereby      Offering     Offering     Offering     After
                        Offering     Offering   Hereby                                                         Offering
-------------------------------------------------------------------------------------------------------------------------

PMF, Inc.               3,000,000    3,000,000  2,000,000   2,000,000   1,000,000    1,000,000      25.0         33.3

Dune Holdings,              0         800,000       0        800,000        0            0            0            0
Inc.(1)

Clinthill Investments,      0        200,000        0        200,000        0            0            0            0
Ltd.(1)

Total                   3,000,000    4,000,000  2,000,000   3,000,000   1,000,000    1,000,000      25.0         33.3

         (1) The principal stockholder, officer and director of Dune Holdings, Inc. is Randolph K. Pace. The Company has been advised that there is no affiliated relationship between Dune Holdings, Inc., and Clinthill Investments, Ltd. Dune Holdings, Inc. owns 200,000 shares of Common Stock of PDK Labs, Inc.

                                    Alt - iv

                              PLAN OF DISTRIBUTION


         The securities offered hereby may be sold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The Selling Securityholders are not required to effect sales through VTR Capital, Inc. and the Company has been advised by VTR Capital Inc. that it has no current or future plans, proposals, arrangements or understandings with respect to engaging in transactions with the Selling Securityholders, including transactions involving short selling. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders in connection with such sales of securities. The securities offered by the Selling Securityholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.


         At the time a particular offer of securities is made by or on behalf of a Selling Securityholder, to the extent required, a Prospectus will be distributed which will set forth the number of shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for sales purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.


         Resales of securities by the Selling Securityholders or even the potential of such resales would likely have an adverse effect on the market prices of the securities offered hereby. See "Company Offering."

         No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful.

                                TABLE OF CONTENTS

                                                                            Page

Available Information.........
Prospectus Summary............
The Company..................
The Offering..................
Summary Financial
  Information.................
Risk Factors..................
Use of Proceeds...................
Dilution...............
Capitalization......................
Dividend Policy...............
Selected Financial Data.......
Management's Discussion and
Analysis of Financial
 Condition and Results of
 Operations...................
Business......................
Management....................
Principal Stockholders........
Certain Transactions..........
Description of
 Securities...................
Selling Securityholders.......
Underwriting..................
Legal Matters.................
Experts.......................
Additional Information........
Financial Statements..........



                                    ALTERNATE

                        2,000,000 Shares of Common Stock
                                       and
                           3,000,000 Class A Warrants





                           SUPERIOR SUPPLEMENTS, INC.




                                   ----------

                                   PROSPECTUS

                                   ----------


                                VTR Capital, Inc.





                               _____________, 1997


                                    Alt - vi

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.   Indemnification of Directors and Officers.

         In connection with the Offering, the Underwriters agreed to indemnify the Company, its directors, and each person who controls it within the meaning of Section 15 of the Act with respect to any statement in or omission from the registration statement or the Prospectus or any amendment or supplement thereto if such statement or omission was made in reliance upon information furnished in writing to the Company by the Underwriters specifically for or in connection with the preparation of the registration statement, the prospectus, or any such amendment or supplement thereto.

         Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of Stockholders or otherwise.

         Article Ninth of the Company's Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law.

         The effect of the foregoing is to require the Company to the extent permitted by law to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company does not currently have any liability insurance coverage for its officers and directors.

Items 25.  Other Expenses of Issuance and Distribution.

         The estimated expenses in connection with this Offering are as follows:

         SEC filing fee*..........................       $ 10,000
         NASD filing fee.........................        $  2,000
         Accounting fees and expenses*...........        $ 75,000
         Legal fees and expenses*................        $175,000
         Blue Sky fees and expenses*.............        $ 55,000
         Printing and engraving*.................        $ 65,000
         Transfer Agent's and Registrar's fees*....      $  4,000
         Miscellaneous expenses*...................      $ 39,000

         Total......................................     $425,000

----------------
*        Estimated

Item 26.          Recent Sales of Unregistered Securities.

         The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended:

         In April, 1996, the Company issued (i) (a) 3,000,000 shares of Common Stock to PMF, Inc., a company wholly-owned and controlled by Barry Gersten, and
(b) 3,000,000 Class A Warrants for a cash consideration of $50,000 and (ii) 5,000,000 shares of Preferred Stock to PMF, Inc. for a cash consideration of $5,000.

         In May, 1996, the Company issued 500,000 shares of Common Stock to Compare Generiks, Inc. ("CGI") (i) for a cash consideration of $100,000, and
(ii) in exchange for the issuance of 200,000 shares of common stock of CGI.

         In May, 1996, the Company borrowed an aggregate of $300,000 from Dune Holdings, Inc. and Clinthill Investment Ltd., two (2) unaffiliated lenders (the "Bridge Lenders"). In exchange for making loans to the Company, each Bridge Lender received two promissory notes (the "Bridge Notes"). Certain of the Bridge Notes are in the aggregate principal amount of $200,000 (the "Principal Bridge Notes") and the other Bridge Notes are in the aggregate principal amount equal to $100,000 (the "Convertible Bridge Notes"). Each of the Bridge Note bears interest at the rate of eight percent (8%) per annum. The Bridge Notes are due and payable upon the earlier of (i) April 30, 1997 and (ii) the closing of an initial underwritten public offering of the Company's securities. The Company intends to use a portion of the proceeds of this Offering to repay the Bridge Lenders. See "Use of Proceeds." In addition, each Convertible Bridge Note converts into a number of Class A Warrants equal to ten (10) times the principal amount of such Convertible Bridge Note upon consummation of the Offering. The Company entered into the bridge financing transactions because it required additional financing and no other sources of financing were available to the Company at that time. Further, the Company agreed to register the Class A Warrants issuable upon conversion of the Convertible Bridge Notes, as well as the shares of Common Stock issuable upon exercise of the Class A Warrants in the first registration statement filed by the Company following the date of the loan. Therefore, the Registration Statement, of which this Prospectus forms a part, relates to the 1,000,000 Class A Warrants issuable upon conversion of the Convertible Bridge Notes and 1,000,000 shares of Common Stock issuable upon exercise of the Class A Warrants. See "Selling Securityholders," "Certain Transactions," "Bridge Financing" and "Underwriting."

         The Company has relied on Section 4(2) of the Securities Act of 1933, as amended, and the provisions of Regulation D promulgated thereunder for its private placement exemption, such that the sales of the securities were transactions by an issuer not involving any public offering.

         Reference is also made hereby to "Certain Transactions," "Dilution," "Principal Stockholders" and "Description of Securities" in the Prospectus for more information with respect to the previous issuance and sale of the Company's securities.

         All of the aforesaid securities have been appropriately marked with a restricted legend and are "restricted securities" as defined in Rule 144 of the rules and the regulations of the Securities and Exchange Commission, Washington D.C. 20549. All of the aforesaid securities were issued for investment purposes only and not with a view to redistribution, absent registration. All of the aforesaid persons have been fully informed and advised concerning the Registrant, its business, financial and other matters. Transactions by the Registrant involving the sales of these securities set forth above were issued pursuant to the "private placement" exemptions under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering. The Registrant has been informed that each person is able to bear the economic risk of his investment and is aware that the securities were not registered under the Securities Act of 1933, as amended, and cannot be re-offered or re-sold until they have been so registered or until the availability of an exemption therefrom. The Transfer Agent and registrar of the Registrant will be instructed to mark "stop transfer" on its ledgers to assure that these securities will not be transferred absent registration or until the availability of an exemption therefrom is determined.

Item 27.          Exhibits.
                  --------



1.01***           Form of Underwriting Agreement.



1.02***           Form of Agreement Among Underwriters


1.03*             Form of Consulting Agreement.


1.04***           Form of Selected Dealer Agreement.



1.05***           Form of Warrant Exercise Fee Agreement.


3.01*             Certificate of Incorporation of the Company dated
                  April 24, 1996.

3.02*             By-Laws of the Company.

3.03*             Form of Certificate of Designation of Series A Preferred
                  Stock.

4.01**            Specimen Certificate for shares of Common Stock.


4.02***           Specimen Certificate for shares of Series A Preferred Stock.


4.03**            Specimen Certificate for Class A Redeemable Common Stock
                  Purchase Warrant.

4.04** Form of Warrant Agreement by and among the Company and American Stock Transfer & Trust Company.


4.05***           Form of Representative's Warrant.



5.01***           Opinion of Bernstein & Wasserman, counsel to the Company.


9.01**            Form of Voting Trust Agreement.

10.01*            Supply Agreement between the Company and PDK dated as of May
                  14, 1996.

10.02*            Supply Agreement between the Company and CGI dated as of May
                  31, 1996.


10.03**           Lease between the Company and Park Associates dated as of May
                  1, 1996.

10.04* Subscription Agreement between the Company and CGI dated as of May 31, 1996.

10.05* Employment Agreement between the Company and Lawrence D. Simon dated as of May 1, 1996.

10.06*            Form of May, 1996 Bridge Loan Agreements.

10.07*            Revolving Credit Agreement between the Company and Dune dated
                  May 31, 1996.

10.08*            Promissory Note in favor of PMF dated June 26, 1996.

10.09*            1996 Stock Plan.


23.01***          Consent of Bernstein & Wasserman (to be included in Exhibit
                  5.01).


23.02             Consent of Holtz Rubenstein & Co., LLP

-------------------------

* Previously filed on August 8, 1996 as an exhibit to the Company's Registration Statement on Form SB-2 and incorporated herein by reference.

** Previously filed on October 24, 1996 as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form SB-2 and incorporated herein by reference.


*** Previously filed on December 6, 1996 as an exhibit to Amendment No. 2 to the Company's Registration Statement on Form SB-2 and incorporated herein by reference.


Item 28.          Undertakings.

         (a)  Rule 415 Offering

         The undersigned Registrant will:

         1. File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:


         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) Include any additional or changed material information on the plan of distribution.

         2. For determining liability under the Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the Offering of such securities at that time shall be deemed to be the initial bona fide offering.

         3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

         (b)  Equity Offerings of Nonreporting Small Business Issuers

         The undersigned Registrant will provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (c)  Indemnification

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions referred to in Item 22 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d)  Rule 430A

         The undersigned Registrant will:

         1. For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Act as part of this Registration Statement as of the time the Commission declared it effective.

         2. For any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the Registration Statement, and that the Offering of the securities at that time as the initial bona fide Offering of those securities.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in New York, New York on January 7, 1997.



                            SUPERIOR SUPPLEMENTS, INC.


                            By: /s/Lawrence D. Simon
                               ----------------------------------------
                                Lawrence D. Simon
                                President, Chairman, Chief
                                Financial Officer, Principal Accounting
                                Officer and Director


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Amendments thereto has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                            Date

/s/ Lawrence D. Simon                       President, Chairman,                        January 7, 1997
-------------------------                   Chief Financial Officer,
Lawrence D. Simon                           Principal Accounting
                                            Officer and Director


/s/ Reginald Spinello                       Director                                    January 7, 1997
-------------------------
Reginald Spinello


/s/ Matthew L. Harriton                     Director, Secretary                         January 7, 1997
-------------------------
Matthew L. Harriton


/s/ Steven F. Wasserman                     Director                                    January 7, 1997
-------------------------
Steven F. Wasserman



/s/ Dr. Daniel Durchslag                    Director                                    January 7, 1997
-------------------------
Dr. Daniel Durchslag
